                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration File No. 333-49351

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 9, 2003
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 10, 1998)
                                2,000,000 SHARES

                           (LEXINGTON CORPORATE LOGO)

                      LEXINGTON CORPORATE PROPERTIES TRUST
                    % SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
                    LIQUIDATION PREFERENCE $25.00 PER SHARE
     We are offering 2,000,000 preferred shares of beneficial interest,
classified as      % Series B Cumulative Redeemable Preferred Stock, par value
$0.0001 per share ("Series B Preferred Shares"). We will pay cumulative dividends on the Series B Preferred Shares from and including the date of
original issuance in the amount of $     per share each year, which is
equivalent to      % of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Shares will be payable quarterly in arrears, beginning on August 15, 2003. We have no other preferred shares of beneficial interest outstanding as of the date of this prospectus supplement.
     We may not redeem the Series B Preferred Shares before June   , 2008,
except to preserve our status as a real estate investment trust. On or after
June   , 2008, we may, at our option, redeem the Series B Preferred Shares, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to and including the date of redemption. Our Series B Preferred Shares have no stated maturity, will not be subject to any sinking fund or mandatory redemption and will not be convertible into any of our other securities, except that we may exchange shares of the Series B Preferred Shares for shares of excess stock in order to ensure that we remain a qualified real estate investment trust for federal income tax purposes. Investors in our Series B Preferred Shares will generally have no voting rights, but will have limited voting rights if we fail to pay dividends for six or more quarters and under certain other circumstances.
     Our Series B Preferred Shares are subject to certain restrictions on ownership designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See "DESCRIPTION OF SERIES B PREFERRED SHARES -- Restrictions on Ownership" beginning on page S-21 of this prospectus supplement and "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page S-22 of this prospectus supplement and on page 25 of the accompanying prospectus for more information about these restrictions.
     No market currently exists for our Series B Preferred Shares. We have applied to list our Series B Preferred Shares on the New York Stock Exchange under the symbol "LXP PrB", subject to official notice of issuance. We expect that trading on the NYSE will commence within 30 days after the initial delivery of the Series B Preferred Shares. Our common shares of beneficial interest currently trade on the NYSE under the symbol "LXP".
                             ---------------------
     INVESTING IN OUR SERIES B PREFERRED SHARES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                                              PER SHARE                                     TOTAL
Public offering price                                   $       25.00                               $     50,000,000
Underwriting discount                                   $                                           $
Proceeds, before expenses, to us                        $                                           $

--------------------------------------------------------------------------------

    The underwriters are severally underwriting the shares being offered. The underwriters have an option to purchase up to an additional 300,000 Series B Preferred Shares from us within 30 days from the date of this prospectus supplement to cover over-allotments, if any.
    The underwriters expect that the Series B Preferred Shares will be ready for delivery in book-entry form through The Depository Trust Company on or about June 19, 2003.

    BEAR, STEARNS & CO. INC.        A.G. EDWARDS & SONS, INC.
    SOLE BOOKRUNNING MANAGER

         RAYMOND JAMES               FRIEDMAN BILLINGS RAMSEY

            ADVEST, INC.  BB&T CAPITAL MARKETS  FERRIS, BAKER WATTS
                                              INCORPORATED

             The date of this prospectus supplement is           .

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     All references to "we," "our" and "us" in this prospectus supplement means Lexington Corporate Properties Trust and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term "you" refers to a prospective investor.

     When used in this prospectus supplement, the phrase "funds from operations," or FFO, which is a commonly used measurement of the performance of an equity real estate investment trust, or REIT, as defined by the National Association of Real Estate Investment Trusts, Inc., is net income (or loss) computed in accordance with generally accepted accounting principles, excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

     We have filed with the Securities and Exchange Commission a Registration Statement on Form S-3, of which the accompanying prospectus forms a part, under the Securities Act of 1933, as amended. As permitted by the rules and regulations of the Commission, and as stated in the accompanying prospectus, this prospectus supplement sets forth the specific terms of the Series B Preferred Shares being offered and updates certain information included in the accompanying prospectus. TO THE EXTENT THAT ANY SUBJECT MATTER IS ADDRESSED IN BOTH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS.

          CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

     Certain information included or incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," or the negative of these words or other similar words or terms. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, adverse developments with respect to our tenants, legislative/regulatory changes including changes to laws governing the taxation of REITs, availability of debt and equity capital, changes in interest rates, competition, supply and demand for properties in our current and proposed market areas, policies and guidelines applicable to REITs and the other factors described under the heading "RISK FACTORS" beginning on page S-7 of this prospectus supplement. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus supplement.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in our Series B Preferred Shares, you should read this entire prospectus supplement and the accompanying prospectus carefully, especially "RISK FACTORS" beginning on page S-7 of this prospectus supplement and "AVAILABLE INFORMATION" beginning on page S-37 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in "INCORPORATION OF INFORMATION WE FILE WITH THE SEC" beginning on page S-38 of this prospectus supplement. Unless otherwise indicated, (i) all financial and property information is presented as of March 31, 2003 and (ii) we assume the underwriters' over-allotment option to purchase up to an additional 300,000 Series B Preferred Shares is not exercised.

                                  THE COMPANY

     We are a self-managed and self-administered real estate investment trust, commonly referred to as a REIT, formed under the laws of the State of Maryland. Our common shares are traded on the New York Stock Exchange under the symbol "LXP." Our primary business is the acquisition, ownership and management of a geographically diverse portfolio of net leased office, industrial and retail properties. Substantially all of our properties are subject to triple net leases, which are generally characterized as leases in which the tenant bears all or substantially all of the costs and cost increases for real estate taxes, utilities, insurance and ordinary repairs and maintenance. As of March 31, 2003, we had ownership interests in 104 properties, located in 30 states and Canada and containing an aggregate of approximately 19.8 million net rentable square feet of space. Thirteen of these properties, containing approximately 4.7 million net rentable square feet of space, were held through joint ventures with third parties. Approximately 99.2% of the net rentable square feet was leased.

     We grow our portfolio primarily by acquiring properties from corporations and other entities in sale-leaseback transactions and from developers of newly-constructed properties built to suit the needs of a corporate tenant. We have diversified our portfolio by geographical location, tenant industry segment, lease term expiration and property type with the intention of providing steady internal growth with low volatility. We believe that such diversification should help insulate us from regional recession, industry specific downturns and price fluctuations by property type. As part of our ongoing efforts, we expect to continue to effect portfolio and individual property acquisitions and dispositions, through joint ventures and for our own account, expand existing properties, attract investment grade quality tenants, extend lease maturities in advance of expiration and refinance outstanding indebtedness when advisable. Additionally, we enter into joint ventures with third-party investors as a means of creating additional growth and expanding the revenue realized from advisory and asset management activities.

     Our principal executive offices are located at 355 Lexington Avenue, New York, New York 10017, our telephone number is (212) 692-7260 and our Internet address is www.lxp.com.

                              RECENT DEVELOPMENTS

     REMIC FINANCING. We have given notice to the holders of the commercial mortgage pass-through certificates issued with respect to a segregated pool of assets consisting of seventeen of our properties (the "REMIC") of our intention to prepay the REMIC in June, 2003. As of the date of this prospectus supplement, the REMIC had an outstanding balance of approximately $62.6 million. The REMIC currently bears interest at a blended rate of 8.16% per annum and is secured by cross-defaulted mortgages. Upon our prepayment of the REMIC, we will be obligated to pay a premium estimated to be approximately $6.0 million.

     COMMON SHARE OFFERING. On May 5, 2003, we sold 4.5 million common shares at $16.44 per share, raising net proceeds of $73.9 million.

     REPAYMENT OF INDEBTEDNESS. We utilized a portion of the proceeds of our recent common share offering (see above) to satisfy the following indebtedness:

                                                                 PREPAYMENT PENALTY
INDEBTEDNESS                                     AMOUNT REPAID        INCURRED        DATE OF PAYMENT
------------                                     -------------   ------------------   ---------------
Unsecured revolving credit facility with Fleet
  National Bank................................  $ 9.5 million              none        May 5, 2003
Mortgage on Chester, SC property...............  $10.8 million      $0.2 million       June 2, 2003

     We had expected to utilize a portion of the proceeds from our recent common share offering to repay (i) the $4.7 million fixed rate mortgage on our Salt Lake City, Utah property (the "Utah Mortgage") and (ii) the $12.5 million variable-rate mortgage on our Warren, Ohio property (the "Ohio Mortgage"). The Utah Mortgage is scheduled for repayment in July, 2003. Currently, we have determined not to repay the Ohio Mortgage, but rather to utilize the remaining offering proceeds for the other uses noted in the common share offering.

     OWENS CORNING AMENDED PLAN OF REORGANIZATION. Owens Corning, which is our eighth largest tenant based upon rental revenues, filed for Chapter 11 bankruptcy protection on October 5, 2000. Owens Corning leases two industrial facilities, aggregating 651,000 square feet, in Hebron, Ohio and a 194,000 square foot industrial facility in Chester, South Carolina. The Hebron, Ohio facilities were acquired post-bankruptcy and Owens Corning has affirmed the lease of the Chester, South Carolina facility. We are also developing a property in Minneapolis, Minnesota which Owens Corning is under contract to lease upon its completion. On May 23, 2003, Owens Corning filed an amended joint plan of reorganization which has not yet been approved by the bankruptcy court. As of the date of this prospectus supplement, Owens Corning is current in all of its obligations to us.

                                  THE OFFERING

     The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our Series B Preferred Shares, see "DESCRIPTION OF SERIES B PREFERRED SHARES" beginning on page S-16 of this prospectus supplement.

Issuer........................   Lexington Corporate Properties Trust

Securities Offered............   2,000,000 preferred shares of beneficial
                                 interest classified as      % Series B
                                 Cumulative Redeemable Preferred Stock
                                 (2,300,000 shares if the underwriters exercise their over-allotment option in full).

Dividends.....................   Investors will be entitled to receive
                                 cumulative cash dividends on the Series B
                                 Preferred Shares at a rate of      % of the
                                 $25.00 liquidation preference per year
                                 (equivalent to $     per year per share).
                                 Beginning on August 15, 2003, dividends on the
                                 Series B Preferred Shares will be payable
                                 quarterly in arrears on each of February 15,
                                 May 15, August 15, and November 15 of each year
                                 or, if not a business day, the next succeeding
                                 business day. Dividends on the Series B
                                 Preferred Shares will be cumulative from and
                                 including the date of original issuance, which
                                 is expected to be                , 2003. The
                                 first dividend payable on the Series B
                                 Preferred Shares, on August 15, 2003, will be for less than a full quarter.

Liquidation Preference........   If we liquidate, dissolve or wind up, holders
                                 of our Series B Preferred Shares will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment before any payments are made to the holders of our common shares and any other capital shares ranking junior to the Series B Preferred Shares as to liquidation rights. The rights of the holders of the Series
                                 B Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of our capital shares ranking, as to liquidation rights, on a parity with the Series B Preferred
                                 Shares.

No Maturity Date..............   The Series B Preferred Shares have no maturity
                                 date and we are not required to redeem the
                                 Series B Preferred Shares at any time.
                                 Accordingly, the Series B Preferred Shares will
                                 remain outstanding indefinitely, unless we
                                 decide, at our option on or after June   ,
                                 2008, to exercise our redemption right. We are not required to set aside funds to redeem the Series B Preferred Shares.

Optional Redemption...........   We may not redeem the Series B Preferred Shares
                                 prior to June   , 2008, except in limited
                                 circumstances relating to the preservation of
                                 our status as a REIT. On or after June   ,
                                 2008, we may, at our option, redeem the Series
                                 B Preferred Shares, in whole or in part, at any time and from time to time, for cash equal to $25.00 per share, plus any accrued and unpaid dividends, if any, to and including the date of redemption. Any partial redemption will generally be on a pro rata basis.

Ranking.......................   The Series B Preferred Shares will, with
                                 respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, rank (i) senior to all classes or series of our common shares and to all equity securities ranking junior to our Series B Preferred
                                 Shares, (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with our Series B
                                 Preferred Shares, and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to our Series B
                                 Preferred Shares. As of the date of this prospectus supplement, our only outstanding equity securities are our common shares.

Voting Rights.................   Holders of the Series B Preferred Shares will
                                 generally have no voting rights. However, if we do not pay dividends on the Series B Preferred
                                 Shares for six or more quarterly periods
                                 (whether or not consecutive), the holders of the Series B Preferred Shares, voting together as a class with the holders of all other classes or series of our equity securities ranking on parity with the Series B Preferred
                                 Shares which are entitled to similar voting rights, will be entitled to vote at the next annual meeting of our shareholders for the election of two additional trustees to serve on our board of trustees until all unpaid cumulative dividends have been paid or declared and set apart for payment. In addition, the affirmative vote of at least two-thirds of the Series B Preferred Shares, voting together as a class with the holders of all other classes or series of our equity securities ranking on parity with the Series B Preferred Shares which are entitled to similar voting rights, is required for us to authorize, create or increase capital shares ranking senior to the

                                 Series B Preferred Shares or to amend our declaration of trust in a manner that materially and adversely affects the rights of the holders of the Series B Preferred Shares.

Listing.......................   We have applied to list our Series B Preferred
                                 Shares on the New York Stock Exchange under the symbol "LXP PrB", subject to official notice of issuance. We expect that trading on the NYSE will commence within 30 days after the initial delivery of the Series B Preferred Shares.

Settlement Date...............   Delivery of the Series B Preferred Shares will
                                 be made against payment therefor on or about
                                 June 19, 2003, which will be the
                                                business day following the date
                                 of pricing of the Series B Preferred Shares
                                 (this settlement cycle being referred to as "T+ "). Accordingly, purchasers who wish to trade the Series B Preferred Shares on the date of pricing or the next succeeding business days will be required,
                                 by virtue of the fact that the Series B
                                 Preferred Shares initially will settle in T+ , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Form..........................   The Series B Preferred Shares will be issued
                                 and maintained in book-entry form registered in the name of the nominee of The Depository Trust
                                 Company.

Restrictions on Ownership.....   For us to qualify as a REIT under the Internal
                                 Revenue Code, the transfer of our capital shares, which includes the Series B Preferred
                                 Shares, is restricted. Not more than 50% in value of our outstanding capital shares may be owned, directly or constructively, by five or fewer individuals, as defined in the Internal
                                 Revenue Code. Our declaration of trust provides that no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, subject to limited exceptions, more than 9.8% of the value of our outstanding capital shares.
                                 See "DESCRIPTION OF SERIES B PREFERRED
                                 SHARES -- Restrictions on Ownership beginning on page S-21 of this prospectus supplement and "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES
                                 AND ANTI-TAKEOVER PROVISIONS" beginning on page
                                 S-22 of this prospectus supplement and on page
                                 25 of the accompanying prospectus.

No Conversion.................   The Series B Preferred Shares are not
                                 convertible into, or exchangeable for, any other property or securities, except that we may exchange shares of the Series B Preferred
                                 Shares for shares of excess stock in order to ensure that we remain a qualified real estate investment trust for federal income tax purposes.

Use of Proceeds...............   We expect that the net proceeds from this
                                 offering will be approximately $ million after deducting underwriting discounts and commissions and our expenses (or approximately
                                 $ million if the underwriters exercise their over-allotment option in full). We expect to use the net proceeds to repay the REMIC, but may also use the net proceeds (i) to repay other indebtedness, (ii) to fund future acquisitions, and (iii) for general business purposes. See "USE OF PROCEEDS" beginning on page S-15 of this prospectus supplement.

Risk Factors..................   See "RISK FACTORS" beginning on page S-7 of
                                 this prospectus supplement and other
                                 information contained herein for a discussion of factors you should carefully consider before deciding to invest in the Series B Preferred
                                 Shares.

     For additional information regarding the terms of the Series B Preferred Shares, see "DESCRIPTION OF SERIES B PREFERRED SHARES" beginning on page S-16 of this prospectus supplement.

            RATIOS OF EBITDA AND EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED SHARE DIVIDENDS

RATIO OF EBITDA TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

                                           PRO FORMA(1)                          HISTORICAL
                                     ------------------------   --------------------------------------------
                                       THREE                      THREE
                                      MONTHS                     MONTHS
                                       ENDED      YEAR ENDED      ENDED
                                     MARCH 31,   DECEMBER 31,   MARCH 31,       YEAR ENDED DECEMBER 31,
                                     ---------   ------------   ---------   --------------------------------
                                       2003          2002         2003      2002   2001   2000   1999   1998
                                     ---------   ------------   ---------   ----   ----   ----   ----   ----
RATIO OF EBITDA TO COMBINED FIXED
  CHARGES AND PREFERRED SHARE
  DIVIDENDS........................                               2.48      2.45   2.12   2.02   1.98   2.12

     EBITDA is a widely used performance measure. We compute EBITDA as the sum of net income before extraordinary items, interest expense, depreciation and amortization, income taxes and gain (loss) on sale of real estate. Given the nature of our business as a real estate owner and operator, we believe that the ratio of EBITDA to combined fixed charges and preferred share dividends, as opposed to the ratio of earnings to combined fixed charges and preferred share dividends, is helpful to investors as a measure of our operational performance because the EBITDA ratio excludes various items included in the earnings ratio that do not relate to or are not indicative of our operating performance, such as gains and losses on sales of real estate and real estate related depreciation and amortization. Accordingly, we believe EBITDA provides a meaningful performance measure particularly as it relates to our ability to meet our fixed charges and preferred share dividend requirements for the stated period.

     EBITDA should not be considered as an alternative to net income as an indicator of our financial performance, or as an alternative to cash flow from operating activities as a measure of our liquidity. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.

RECONCILIATION OF NET INCOME TO EBITDA

                             PRO FORMA(1)                                 HISTORICAL
                       ------------------------   -----------------------------------------------------------
                         THREE                      THREE
                        MONTHS                     MONTHS
                         ENDED      YEAR ENDED      ENDED
                       MARCH 31,   DECEMBER 31,   MARCH 31,               YEAR ENDED DECEMBER 31,
                       ---------   ------------   ---------   -----------------------------------------------
                         2003          2002         2003       2002      2001      2000      1999      1998
                       ---------   ------------   ---------   -------   -------   -------   -------   -------
NET INCOME BEFORE
  EXTRAORDINARY
  ITEMS..............   $10,125      $36,446       $ 8,763    $30,940   $21,206   $21,952   $21,347   $15,737
INTEREST EXPENSE.....     8,079       28,288         9,368     33,502    29,732    29,581    29,099    23,055
DEPRECIATION AND
  AMORTIZATION.......     6,820       23,083         6,893     23,375    19,952    19,010    18,991    16,070
INCOME TAXES.........        74          262            74        262       204       126       115       261
(GAIN) LOSS ON SALE
  OF REAL ESTATE.....      (885)      (1,172)         (885)    (1,172)       --    (2,959)   (5,127)      388
                        -------      -------       -------    -------   -------   -------   -------   -------
EBITDA...............   $24,213      $86,907       $24,213    $86,907   $71,094   $67,710   $64,425   $55,511
                        =======      =======       =======    =======   =======   =======   =======   =======

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

     The following table sets forth the ratio of earnings to combined fixed charges and preferred share dividends for the periods indicated:

                                           PRO FORMA(1)                          HISTORICAL
                                     ------------------------   --------------------------------------------
                                       THREE                      THREE
                                      MONTHS                     MONTHS
                                       ENDED      YEAR ENDED      ENDED
                                     MARCH 31,   DECEMBER 31,   MARCH 31,       YEAR ENDED DECEMBER 31,
                                     ---------   ------------   ---------   --------------------------------
                                       2003          2002         2003      2002   2001   2000   1999   1998
                                     ---------   ------------   ---------   ----   ----   ----   ----   ----
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED SHARE
  DIVIDENDS........................                               1.91      1.88   1.57   1.55   1.58   1.51

---------------

(1) Reflects repayment of the REMIC but does not include the prepayment premium payable with respect to such repayment estimated to be approximately $6.0 million and the write-off of deferred financing charges of $0.6 million. The pro forma information presented does not reflect the retirement of indebtedness with proceeds from our recently completed common share offering.

                                  RISK FACTORS

     In evaluating an investment in our Series B Preferred Shares, you should carefully consider the following factors, in addition to other information set forth or incorporated by reference in this prospectus supplement or in the accompanying prospectus. See "INCORPORATION OF INFORMATION WE FILE WITH THE SEC" on page S-38 of this prospectus supplement.

     NO ESTABLISHED TRADING MARKET FOR THE SERIES B PREFERRED SHARES. The Series B Preferred Shares are a new issue of securities with no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their Series B Preferred Shares in the secondary market. We have applied to list our Series B Preferred Shares on the New York Stock Exchange under the symbol "LXP PrB", subject to official notice of issuance. However, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your Series B Preferred Shares will be limited. We have been advised by the underwriters that prior to acceptance of the Series B Preferred Shares for listing on the NYSE, they intend to make a market in the Series B Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

     FACTORS AFFECTING TRADING PRICE OF THE SERIES B PREFERRED SHARES. The trading price of the Series B Preferred Shares may depend on many factors, including:

     - prevailing interest rates;

     - the market for similar securities;

     - additional issuances of other series or classes of preferred shares;

     - general economic conditions; and

     - our financial condition, performance and prospects.

     SERIES B PREFERRED SHARES HAVE NOT BEEN RATED AND ARE SUBORDINATED TO EXISTING AND FUTURE DEBT; NO RESTRICTION ON ISSUANCE OF PARITY PREFERRED SECURITIES. The Series B Preferred Shares have not been rated by any nationally recognized statistical rating organization. Furthermore, payment of amounts due on the Series B Preferred Shares will be subordinated to all of our existing and future debt and will be structurally subordinate to the payment of our third-party joint venture partners of distributions from such third-party joint ventures in which we invest. In addition, we may issue additional Series B Preferred Shares and/or shares of another class or series of preferred shares ranking on a parity with (or, upon the affirmative vote or consent of the holders of two-thirds of the outstanding Series B Preferred Shares, voting together as a class with the holders of all other classes or series of our equity securities ranking on parity with the Series B Preferred Shares which are entitled to similar voting rights, senior to) the Series B Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. These factors may affect the trading price of the Series B Preferred Shares.

     RISKS INVOLVED IN SINGLE TENANT LEASES. We focus our acquisition activities on real properties that are net leased to single tenants. Therefore, the financial failure of, or other default by, a single tenant resulting in the termination of a lease is likely to cause a significant reduction in the operating cash flow generated by the property leased to that tenant and might decrease the value of that property.

     DEPENDENCE ON MAJOR TENANTS. Revenues from several of our tenants and/or their guarantors constitute a significant percentage of our rental revenues. As of March 31, 2003, our fifteen largest tenants/guarantors, which occupied 29 properties, represented $14.8 million, or 47.8%, of our rental revenue for the three months ended March 31, 2003, including our proportionate share of rental revenue from non-consolidated entities and rental revenue recognized from properties sold through date of sale. The default, financial distress or bankruptcy of any of the tenants of these properties could cause interruptions in the receipt of lease revenues from these tenants and/or result in vacancies, which would reduce our revenues and increase operating costs until the affected property is re-let, and could decrease the ultimate sales value of that property. Upon the expiration or other termination of the leases that are currently in place with respect to these properties, we may not be able to re-lease the vacant property at a comparable lease rate or without incurring additional expenditures in connection with the re-leasing.

     Kmart Corporation, our largest tenant based upon rental revenues, filed for Chapter 11 bankruptcy protection on January 22, 2002. On April 23, 2003, Kmart's plan of reorganization was approved, and on May 6, 2003, Kmart emerged from bankruptcy and affirmed our lease. Kmart leases a 1.7 million square foot distribution facility in Warren, Ohio. We have no retail properties leased to Kmart. The Kmart lease expires on September 30, 2007. Annual net cash rents are currently $9.4 million ($5.50 per square foot) and annual net rents on a straight-line basis are $8.9 million. Net GAAP rents from Kmart for the three months ended March 31, 2003 represented approximately 7.2% of our rental revenue for such period, including our proportionate share of rental revenue from non-consolidated entities and rental revenue recognized from properties sold through date of sale. Prior to May 6, 2003, rent had been payable semi-annually in arrears. Effective as of May 6, 2003, rent has become payable monthly in advance. At March 31, 2003, we had $9.6 million in accounts receivable from Kmart, including $3.0 million in pre-bankruptcy petition rent for the period from October 1, 2001 through January 21, 2002 and other past due amounts, plus $1.9 million in straight line rents receivable. On April 1, 2003, Kmart made its scheduled semi-annual rental payment of $4.7 million. On May 13, 2003, Kmart paid $3.0 million in pre-bankruptcy petition rent and other past due amounts and $1.6 million in rent for April 2003 and May 2003. In consideration for Kmart making monthly rental payments in advance, we agreed to remit to Kmart a monthly management fee of $41,667. In addition, Kmart has made its required June, 2003 rental payment.

     The Kmart facility is subject to a 7% imputed interest rate non-recourse mortgage note with an outstanding balance of $23.4 million as of the date of this prospectus supplement, which fully amortizes by maturity on October 1, 2007. Annual debt service on the non-recourse first mortgage note is $6.2 million, and the next debt service payment is due October 1, 2003. The property is also subject to an interest-only second mortgage loan, which is a recourse obligation to us, with a variable interest rate of 90-day LIBOR plus 3.75% and an outstanding principal balance of $12.5 million as of the date of this prospectus supplement.

     There can be no assurance that Kmart will not experience further financial difficulties in the future. If Kmart were to experience further financial difficulties in the future, it may determine to again file for bankruptcy protection and reject our lease, which would result in a significant decrease in our rental revenue, funds from operations and funds available for distribution to shareholders if we are unable to re-lease promptly or if any new rental rates are significantly lower than Kmart's current rent. We would also risk loss of the property to lender foreclosure in the event we do not continue to make all required debt service payments with respect to the mortgage debt on the property. In addition, a default by us on the first mortgage would also be considered a default of the second mortgage whereby the entire $12.5 million second mortgage plus a 3% prepayment penalty would be immediately payable to the lender. The prepayment penalty decreases by 1% each March 8th until March 8, 2006, after which no prepayment penalty would be due.

     LEVERAGE. We have incurred, and expect to continue to incur, indebtedness (secured and unsecured) in furtherance of our activities. Neither our declaration of trust nor any policy statement formally adopted by our board of trustees limits either the total amount of indebtedness or the specified percentage of indebtedness that we may incur. Accordingly, we could become more highly leveraged, resulting in increased risk of default on our obligations and in an increase in debt service requirements which could adversely affect our financial condition and results of operations and our ability to pay distributions. Our current unsecured revolving credit facility with Fleet National Bank contains various covenants which limit the amount of secured, unsecured and variable-rate indebtedness we may incur.

     RISKS RELATING TO INTEREST RATE INCREASES. We have exposure to market risks relating to increases in interest rates due to our variable-rate debt. An increase in interest rates may increase our costs of borrowing on existing variable-rate indebtedness, leading to a reduction in our net income. Specifically, as of March 31, 2003, we had $22.5 million in outstanding borrowings under our $60.0 million unsecured credit facility and an additional $58.0 million in variable-rate indebtedness, which does not include $24.0 million for non-consolidated entities. Subsequent to March 31, 2003, we repaid all of the outstanding borrowings under our credit facility and an additional $11.4 million in variable-rate indebtedness.

     As of March 31, 2003, our consolidated variable-rate indebtedness represented 14.6% of total mortgages and notes payable and had a weighted average interest rate of 4.4%. The level of our variable-rate indebtedness, along with the interest rate associated with such variable-rate indebtedness, may change in the future and materially affect our interest costs and net income.

     In addition, our interest costs on our fixed-rate indebtedness can increase if we are required to refinance our fixed-rate indebtedness at maturity at higher interest rates. As of March 31, 2003, our consolidated fixed-rate indebtedness had a weighted average interest rate of 7.4%. Following repayment of the REMIC and the $4.7 million first mortgage on our Salt Lake City, Utah property, our consolidated fixed rate indebtedness would have a weighted average interest rate of 7.3%.

     RISKS ASSOCIATED WITH REFINANCING. A significant number of our properties are subject to mortgage notes with balloon payments due at maturity. As of the date of this prospectus supplement, the scheduled balloon payments, including those to be made by non-consolidated entities, for the next five calendar years (adjusted to reflect the use of the proceeds of this offering to repay indebtedness in the manner set forth under "USE OF PROCEEDS" on page S-15 of this prospectus supplement) are as follows:

     - 2003-$24.0 million;

     - 2004-$14.5 million;

     - 2005-$16.5 million;

     - 2006-$0; and

     - 2007-$12.5 million.

     The balloon payment scheduled for 2003 is a non-recourse mortgage note secured by a property held by Lexington Acquiport Company, LLC, a non-consolidated entity in which we have a 33 1/3 % equity interest. The note becomes prepayable without penalty in August 2003. We have arranged, subject to certain conditions, for a $21.4 million fixed rate, non-recourse mortgage note, the proceeds of which will be used, along with an additional equity contribution of $2.6 million, to satisfy the current note in August 2003. The replacement note bears interest at 5.42%, requires annual debt service payments of $1.5 million and matures in August 2012 when a balloon payment of $17.5 million is due.

     Our ability to make the scheduled balloon payments will depend upon the amount available under our unsecured credit facility and our ability either to refinance the related mortgage debt or to sell the related property. Our ability to accomplish these goals will be affected by various factors existing at the relevant time, such as the state of the national and regional economies, local real estate conditions, available mortgage rates, the lease terms of the mortgaged properties, our equity in the mortgaged properties, our financial condition, the operating history of the mortgaged properties and tax laws.

     UNCERTAINTIES RELATING TO LEASE RENEWALS AND RE-LETTING OF SPACE. Upon the expiration of current leases for space located in our properties, we may not be able to re-let all or a portion of that space, or the terms of re-letting (including the cost of concessions to tenants) may be less favorable to us than current lease terms. If we are unable to re-let promptly all or a substantial portion of the space located in our properties or if the rental rates we receive upon re-letting are significantly lower than current rates, our net income and ability to make expected distributions to our shareholders will be adversely affected due to the resulting reduction in rent receipts and increase in our property operating costs. There can be no assurance that we will be able to retain tenants in any of our properties upon the expiration of their leases. As of the date of this prospectus supplement, our scheduled lease maturities for the next five years are as follows:

                                                              CURRENT
                                                NUMBER OF   ANNUAL RENT   PERCENTAGE OF TOTAL
LEASES MATURING IN:                              LEASES       ($000)          ANNUAL RENT
-------------------                             ---------   -----------   -------------------
2003..........................................      1         $ 1,742             1.4%
2004..........................................      2             687             0.5
2005..........................................      7           8,074             6.4
2006..........................................     14          14,142            11.3
2007..........................................     10          17,511            13.9
                                                   --         -------            ----
     Total....................................     34         $42,156            33.5%
                                                   ==         =======            ====

     DEFAULTS ON CROSS-COLLATERALIZED PROPERTIES. As of the date of this prospectus supplement, the mortgages on two of our properties, in Canton, Ohio and Spartansburg, South Carolina, are cross-collateralized and seventeen of our properties are part of a segregated pool of assets with respect to which commercial mortgage pass-through certificates were issued. As noted under "USE OF PROCEEDS" on page S-15 of this prospectus supplement, we intend to repay these certificates with the proceeds of this offering. To the extent that any of our properties are cross-collateralized, any default by us under the mortgage note relating to one property will result in a default under the financing arrangements relating to any other property that also provides security for that mortgage note.

     POSSIBLE LIABILITY RELATING TO ENVIRONMENTAL MATTERS. Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, as an owner of real property, we may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under our property, as well as certain other potential costs relating to hazardous or toxic substances (including government fines and penalties and damages for injuries to persons and adjacent property). These laws may impose liability without regard to whether we knew of, or were responsible for, the presence or disposal of those substances. This liability may be imposed on us in connection with the activities of an operator of, or tenant at, the property. The cost of any required remediation, removal, fines or personal or property damages and our liability therefor could exceed the value of the property and/or our aggregate assets. In addition, the presence of those substances, or the failure to properly dispose of or remove those substances, may adversely affect our ability to sell or rent that property or to borrow using that property as collateral, which, in turn, would reduce our revenues and ability to make distributions.

     A property can also be adversely affected either through physical contamination or by virtue of an adverse effect upon value attributable to the migration of hazardous or toxic substances, or other contaminants that have or may have emanated from other properties. Although our tenants are primarily responsible for any environmental damages and claims related to the leased premises, in the event of the bankruptcy or inability of any of our tenants to satisfy any obligations with respect to the property leased to that tenant, we may be required to satisfy such obligations. In addition, we may be held directly liable for any such damages or claims irrespective of the provisions of any lease.

     From time to time, in connection with the conduct of our business, and prior to the acquisition of any property from a third party or as required by our financing sources, we authorize the preparation of Phase I environmental reports and, when necessary, Phase II environmental reports, with respect to our properties. Based upon these environmental reports and our ongoing review of our properties, as of the date of this prospectus supplement, we are not aware of any environmental condition with respect to any of our properties that we believe would be reasonably likely to have a material adverse effect on us. There can be no assurance, however, that the environmental reports will reveal all environmental conditions at our properties or that the following will not expose us to material liability in the future:

     - the discovery of previously unknown environmental conditions;

     - changes in law;

     - activities of tenants; or

     - activities relating to properties in the vicinity of our properties.

     Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of our tenants, which could adversely affect our financial condition or results of operations.

     UNINSURED LOSS. We carry comprehensive liability, fire, extended coverage and rent loss insurance on most of our properties, with policy specifications and insured limits customarily carried for similar properties. However, with respect to those properties where the leases do not provide for abatement of rent under any circumstances, we generally do not maintain rent loss insurance. In addition, there are certain types of losses, such as losses resulting from wars, terrorism or acts of God that generally are not insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose capital invested in a property, as well as the anticipated future revenues from a property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any loss of these types would adversely affect our financial condition.

     RISKS RELATING TO TERRORISM. The terrorist attacks which occurred in New York City, Pennsylvania and Washington, D.C. on September 11, 2001, and the subsequent military actions taken by the United States and its allies in response, including the military conflicts in Afghanistan and Iraq, have caused significant uncertainty in the global financial markets. While the short-term and long-term effects of these events and their potential consequences are uncertain, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity. Among other things, it is possible that interest rates may be affected by these events. An increase in interest rates may increase our costs of borrowing on existing variable-rate indebtedness, leading to a reduction in our net income.

     In addition, we and our tenants may be unable to obtain adequate insurance coverage on acceptable economic terms for losses resulting from acts of terrorism. Our lenders may require that we carry terrorism insurance even if we do not believe this insurance is necessary or cost effective. We may also be prohibited under the applicable lease from passing all or a portion of the cost of such insurance through to the tenant. Should an act of terrorism result in an uninsured loss or a loss in excess of insured limits, we could lose capital invested in a property, as well as the anticipated future revenues from a property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any loss of these types would adversely affect our financial condition.

     COMPETITION. There are numerous commercial developers, real estate companies, financial institutions and other investors with greater financial resources than we have that compete with us in seeking properties for acquisition and tenants who will lease space in our properties. Due to our focus on net-lease properties located throughout the United States, and because most competitors are locally and/or regionally focused, we do not encounter the same competitors in each region of the United States. Our competitors include other REITs, financial institutions, insurance companies, pension funds, private companies and individuals. This competition may result in a higher cost for properties that we wish to purchase.

     FAILURE TO QUALIFY AS A REIT. We believe that we have met the requirements for qualification as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 1993, and we intend to continue to meet these requirements in the future. However, qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code, for which there are only limited judicial or administrative interpretations. No assurance can be given that we have qualified or will remain qualified as a REIT. The Internal Revenue Code provisions and income tax regulations applicable to REITs are more complex than those applicable to corporations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, no assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the requirements for qualification as a REIT or the federal income tax consequences of such qualification. If we do not qualify as a REIT, we would not be allowed a deduction for distributions to shareholders in computing our net taxable income. In addition, our income would be subject to tax at the regular corporate rates. We also could be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Cash available for distribution to our shareholders would be significantly reduced for each year in which we do not qualify as a REIT. In that event, we would not be required to continue to make distributions. Although we currently intend to continue to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause us, without the consent of the shareholders, to revoke the REIT election or to otherwise take action that would result in disqualification.

     DISTRIBUTION REQUIREMENTS IMPOSED BY LAW LIMIT OUR FLEXIBILITY. To maintain our status as a REIT for federal income tax purposes, we are generally required to distribute to our shareholders at least 90% of our taxable income for that calendar year. Our taxable income is determined without regard to any deduction for dividends paid and by excluding net capital gains. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years. We intend to continue to make distributions to our shareholders to comply with the distribution requirements of the Internal Revenue Code and to reduce exposure to federal income and nondeductible excise taxes. Differences in timing between the receipt of income and the payment of expenses in determining our income and the effect of required debt amortization payments could require us to borrow funds on a short-term basis in order to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

     INABILITY TO CARRY OUT GROWTH STRATEGY. Our growth strategy is based on the acquisition and development of additional properties, including acquisitions through co-investment programs such as joint ventures. In the context of our business plan, "development" generally means an expansion or renovation of an existing property or the acquisition of a newly constructed property. We typically provide a developer with a commitment to acquire a property upon completion of construction. Our plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses. The consummation of any future acquisitions will be subject to satisfactory completion of our extensive valuation analysis and due diligence review and to the negotiation of definitive documentation. We cannot be sure that we will be able to implement our strategy because we may have difficulty finding new properties, negotiating with new or existing tenants or securing acceptable financing. If we are unable to carry out our strategy, our financial condition and results of operations could be adversely affected.

     Acquisitions of additional properties entail the risk that investments will fail to perform in accordance with expectations, including operating and leasing expectations. Redevelopment and new project development are subject to numerous risks, including risks of construction delays, cost overruns or force majeure that may increase project costs, new project commencement risks such as the receipt of zoning, occupancy and other required governmental approvals and permits, and the incurrence of development costs in connection with projects that are not pursued to completion.

     We anticipate that some of our acquisitions and developments will be financed using the proceeds of periodic equity or debt offerings, lines of credit or other forms of secured or unsecured financing that will result in a risk that permanent financing for newly acquired projects might not be available or would be available only on disadvantageous terms. If permanent debt or equity financing is not available on acceptable terms to refinance acquisitions undertaken without permanent financing, further acquisitions may be curtailed or cash available for distribution may be adversely affected.

     OWNERSHIP LIMITATIONS. For us to qualify as a REIT for federal income tax purposes, among other requirements, not more than 50% of the value of our capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined for federal income tax purposes to include certain entities) during the last half of each taxable year after 1993, and such capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year). Our declaration of trust includes certain restrictions regarding transfers of our capital shares and ownership limits that are intended to assist us in satisfying these limitations. These restrictions and limits may not be adequate in all cases, however, to prevent the transfer of our capital shares in violation of the ownership limitations. The ownership limit discussed above may have the effect of delaying, deferring or preventing someone from taking control of our company.

     RESTRICTIONS ON A POTENTIAL CHANGE OF CONTROL. Our board of trustees is authorized by our declaration of trust to establish and issue one or more series of preferred shares without shareholder approval. As of the date of this prospectus supplement, other than the Series B Preferred Shares being offered hereby, we had previously established one series of preferred shares, none of which are currently outstanding. The establishment and issuance of shares of our existing preferred shares or a future series of preferred shares could make more difficult a change of control of our company.

     In addition, we have entered into employment agreements with six of our executive officers which provide that, upon the occurrence of a change in control of our company (including a change in ownership of more than fifty percent of the total combined voting power of our outstanding securities, the sale of all or substantially all of our assets, dissolution of our company, the acquisition, except from us, of 20% or more of our voting shares or a change in the majority of our board of trustees), those executive officers would be entitled to severance benefits based on their current annual base salaries and recent annual bonuses, as defined in the employment agreements. The provisions of these agreements could deter a change of control of our company.

     CONCENTRATION OF OWNERSHIP BY CERTAIN INVESTORS. As of the date of this prospectus supplement, E. Robert Roskind, the chairman of our board of trustees, owned or controlled (including through trusts with respect to which he is a beneficiary) 561,622 common shares, 1,487,183 operating partnership units which are currently convertible into common shares, and options to purchase 25,000 common shares, representing 5.7% of our total outstanding voting securities.

     In 1999, we entered into a joint venture agreement with The Comptroller of the State of New York as trustee of The Common Retirement Fund, or "CRF", to acquire properties in an aggregate amount of up to approximately $400 million. As of the date of this prospectus supplement, this joint venture has made investments in eleven properties for $363.8 million. We have a 33 1/3% equity interest in this joint venture. In December 2001, we formed a second joint venture with CRF to acquire additional properties in an aggregate amount of up to $560 million. We have a 25% equity interest in this joint venture. To date, this joint venture has made no investments. The joint venture agreements allow CRF to put its equity position in the joint ventures to us although as of the date of this prospectus supplement such right is only effective with respect to the first joint venture. At our option we may either issue our common shares for the fair market value of CRF's equity position or cash for 110% of the fair market value of CRF's equity position. The per common share value of shares issued for CRF's equity position will be the greater of (i) the price of the our common shares on the closing date, (ii) our funds from operations per share (as defined) multiplied by 8.5 or (iii) $13.40 for properties in the first joint venture, and $15.20 for properties in the second joint venture. We have the right not to accept any property (thereby reducing the fair market value of CRF's equity position) that does not meet certain underwriting criteria. In addition, the joint venture agreements contain a mutual buy-sell provision in which either CRF or we can force the sale of any property.

     A significant concentration of ownership may allow an investor to exert a greater influence over our management and affairs and may have the effect of delaying, deferring or preventing a change in control of our company.

     LIMITED CONTROL OVER JOINT VENTURE INVESTMENTS. Our joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that our co-venturer might, at any time, become bankrupt, have different interests or goals than we do, or take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT. Other risks of joint venture investments include impasse on decisions, such as a sale, because neither we nor a co-venturer would have full control over the joint venture. Also, there is no limitation under our organizational documents as to the amount of funds that may be invested in joint ventures. Our credit facility restricts the amount of capital that we can invest in joint ventures.

     Under the terms of our joint venture with CRF, we are required to first offer to the joint venture all of our opportunities to acquire office and industrial properties requiring a minimum investment of $10 million which are net leased primarily to investment grade tenants for a minimum term of ten years, are available for immediate delivery and satisfy other specified investment criteria. Only if CRF elects not to approve the joint venture's pursuit of an acquisition opportunity may we pursue the opportunity directly. As a result, we may not be able to make attractive acquisitions directly and may only receive a minority interest in such acquisitions through our minority interest in this joint venture.

     CONFLICTS OF INTEREST WITH RESPECT TO SALES AND REFINANCINGS. Two of our trustees and officers own units of limited partnership interest in our operating partnerships and, as a result, may face different and more adverse tax consequences than you will if we sell or reduce our mortgage indebtedness on our properties. Those individuals may, therefore, have different objectives than you regarding the appropriate pricing and timing of any sale of such properties or reduction of mortgage debt. Accordingly, there may be instances in which we may not sell a property or pay down the debt on a property even though doing so would be advantageous to you.

     LIMITATIONS ON SALE OF CERTAIN PROPERTIES. We have agreed with the seller of one of our properties not to sell the property for a period of time in a taxable transaction, subject to certain exceptions. We may enter into similar agreements in connection with future property acquisitions. These agreements generally provide that we may dispose of these properties in transactions that qualify as tax-free exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended. Therefore, we may be precluded from selling these properties other than in transactions that would qualify as tax-free exchanges for federal income tax purposes, even if it would be in your best interest to do so. This restriction expires on January 1, 2004. As of March 31, 2003, the net book value of this property approximated $5.1 million.

     OUR ABILITY TO CHANGE OUR PORTFOLIO IS LIMITED BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID. Equity investments in real estate are relatively illiquid and, therefore, our ability to change our portfolio promptly in response to changed conditions will be limited. Our board of trustees may establish investment criteria or limitations as it deems appropriate, but currently does not limit the number of properties in which we may seek to invest or on the concentration of investments in any one geographic region. We could change our investment, disposition and financing policies without a vote of our shareholders.

     OUR BOARD OF TRUSTEES MAY CHANGE OUR INVESTMENT POLICY WITHOUT SHAREHOLDERS' APPROVAL. Subject to our fundamental investment policy to maintain our qualification as a REIT, our board of trustees will determine our investment and financing policies, our growth strategy and our debt, capitalization, distribution, acquisition, disposition and operating policies. Although our board of trustees has no present intention to revise or amend these strategies and policies, it may do so at any time without a vote by our shareholders. Accordingly, our shareholders' control over changes in our strategies and policies is limited to the election of trustees, and changes made by our board of trustees may not serve the interests of our shareholders and could adversely affect our financial condition or results of operations, including our ability to distribute cash to shareholders or qualify as a REIT.

     LIMITS ON OWNERSHIP OF OUR CAPITAL SHARES. Actual or constructive ownership of our capital shares in excess of the share ownership limits contained in our declaration of trust would cause the violative transfer or ownership to be void or cause the shares to be transferred to a charitable trust and then sold to a person or entity who can own the shares without violating these limits. As a result, if a violative transfer were made, the recipient of the shares would not acquire any economic or voting rights attributable to the transferred shares. Additionally, the constructive ownership rules for these limits are complex and groups of related individuals or entities may be deemed a single owner and consequently in violation of the share ownership limits. We recommend that you read "DESCRIPTION OF COMMON SHARES -- Restrictions on Ownership" beginning on page 24 of the accompanying prospectus, "DESCRIPTION OF SERIES B PREFERRED SHARES -- Restrictions on Ownership" beginning on page S-21 of this prospectus supplement, and "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page S-22 of this prospectus supplement and on page 25 of the accompanying prospectus for a detailed description of the share ownership limits.

     ADVERSE LEGISLATIVE OR REGULATORY TAX CHANGES. At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a shareholder. Recently enacted legislation reduces individual tax rates applicable to certain corporate dividends. REIT dividends generally would not be eligible for reduced rates because a REIT's income generally is not subject to corporate level tax. As a result, investment in non-REIT corporations may be relatively more attractive than investment in REITs. This could adversely affect the market price of our shares.

                                USE OF PROCEEDS

     We expect that the net proceeds from this offering will be approximately
$     million after deducting underwriting discounts and commissions and our
expenses (or approximately $     million if the underwriters exercise their
over-allotment option in full). We intend to use the net proceeds (and cash, if required) to repay the following four commercial mortgage pass-through certificates which were issued with respect to a segregated pool of assets consisting of seventeen of our properties (the "REMIC"):

CERTIFICATE                                                   OUTSTANDING BALANCE(1)   INTEREST RATE
-----------                                                   ----------------------   -------------
A...........................................................      $26,564,361.00          7.6175%
B...........................................................       18,500,000.00          8.1875
C...........................................................       17,500,000.00          8.9575
R...........................................................              781.30          7.6175
                                                                  --------------          ------
Total/Average...............................................      $62,565,142.30          8.1609%(2)
                                                                  ==============          ======

---------------

(1) As of the date of this prospectus supplement.

(2) Weighted average interest rate

     The REMIC matures on May 25, 2005. Upon our prepayment of the REMIC, we will be obligated to pay a premium estimated to be approximately $6.0 million. To the extent that the proceeds of this offering are not sufficient to prepay the REMIC (including the premium), we will obtain the balance of the funds necessary to prepay the REMIC from our existing working capital, including the proceeds of our recent common share offering in May, 2003. We have given notice to the holders of the REMIC of our intention to prepay the REMIC in June, 2003.

     We reserve the right to substitute other indebtedness for repayment and/or to utilize the proceeds of this offering to (i) fund future acquisitions, and
(ii) for general business purposes.

                    DESCRIPTION OF SERIES B PREFERRED SHARES

     The following description of the material terms and provisions of the Series B Preferred Shares is only a summary and is qualified in its entirety by reference to our declaration of trust, the articles supplementary to our declaration of trust establishing the Series B Preferred Shares and our by-laws, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

GENERAL

     Under our declaration of trust, we have authority to issue up to 130,000,000 shares of beneficial interest, par value $0.0001 per share, of which 80,000,000 shares are classified as common shares, 40,000,000 shares are classified as excess shares and 10,000,000 shares are classified as preferred shares. Our board of trustees may classify and re-classify any unissued shares of beneficial interest by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of beneficial interest.

     Prior to the closing of this offering, our board of trustees will adopt articles supplementary to our declaration of trust establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and
restrictions of a series of our preferred shares classified as      % Series B
Cumulative Redeemable Preferred Stock. Our board of trustees has authorized up to 2,300,000 Series B Preferred Shares. We will issue 2,000,000 Series B Preferred Shares (2,300,000 shares if the underwriters' over-allotment option is exercised in full) in this offering. As of the closing of this offering, we will have no other classes or series of preferred shares authorized, issued or outstanding; all of our Series A Senior Cumulative Convertible Preferred Stock, par value $0.0001 per share, were converted into our common shares in April, 2002. Our board of trustees has reclassified the authorized shares of our Series A Senior Cumulative Convertible Preferred Stock into shares of preferred stock and prior to the closing of this offering we will file articles supplementary with the Maryland State Department of Assessments and Taxation to give effect to this reclassification. When issued, the Series B Preferred Shares will be validly issued, fully paid and non-assessable.

     No market currently exists for our Series B Preferred Shares. We have applied to list our Series B Preferred Shares on the New York Stock Exchange under the symbol "LXP PrB", subject to official notice of issuance. We expect that trading on the NYSE will commence within 30 days after the initial delivery of the Series B Preferred Shares.

     We own a substantial portion of our properties through our three operating partnership subsidiaries of which we wholly own the sole general partner and the holder of a majority of the operating partnership units and in which the minority limited partners are generally entitled to (i) receive distributions which are in the same or lesser amounts than the dividends we pay on our common shares and (ii) convert their minority operating partnership units on a one for one basis into our common shares. These operating partnership subsidiaries are jointly and severally obligated to pay to us an amount, which, when taken together with other funds we have available for such dividends, will be equal to the declared and unpaid dividends on the Series B Preferred Shares before paying any distributions (from operations or upon liquidation) on account of their outstanding operating partnership units.

RANK

     The Series B Preferred Shares will, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, rank: (i) senior to all classes or series of our common shares and to all equity securities ranking junior to our Series B Preferred Shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with our Series B Preferred Shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, and
(iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to our Series B Preferred Shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up. For these purposes, the term "equity securities" does not include convertible debt securities.

DIVIDENDS

     Subject to the preferential rights of the holders of any class or series of our capital shares ranking senior to the Series B Preferred Shares as to dividends, the holders of our Series B Preferred Shares will be entitled to receive, when, as and if declared by our board of trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of
     % of the $25.00 liquidation preference per year (equivalent to $     per
year per share). These dividends will accrue and be cumulative from and including the date of original issuance of the Series B Preferred Shares and will be payable quarterly in arrears on each of February 15, May 15, August 15, and November 15 of each year (or, if not a business day, the next succeeding business day) in respect of the quarterly distribution periods ending on December 31, March 31, June 30, and September 30, respectively. The dividend payable on the Series B Preferred Shares on August 15, 2003 will be a pro rata dividend from the original issue date to June 30, 2003 in the amount of
$     per share. Future dividends payable on the Series B Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our shareholder records at the close of business on the applicable record date, which will be a date designated by our board of trustees for the payment of dividends that is not more than 30 days nor less than 10 days before the dividend payment date.

     We will not declare dividends on the Series B Preferred Shares, or pay or set apart for payment dividends on the Series B Preferred Shares, at any time if the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits the declaration, payment or setting apart for payment or provides that the declaration, payment or setting apart for payment would constitute a breach of or a default under the agreement, or if the declaration, payment or setting apart for payment is restricted or prohibited by law.

     Notwithstanding the foregoing, dividends on the Series B Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. Except as described in the next paragraph, unless full cumulative dividends on the Series B Preferred Shares have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period:

     - no dividends, other than distributions in kind of our common shares or other capital shares ranking junior to our Series B Preferred Shares as to distributions and upon liquidation, may be declared or paid or set aside for payment, and no other dividend may be declared or made upon, our common shares or any other capital shares ranking junior to or on a parity with our Series B Preferred Shares as to distributions or upon liquidation (other than pro rata dividends on preferred shares ranking on a parity as to distributions with the Series B Preferred Shares); and

     - no common shares or any other capital shares ranking junior to or on a parity with our Series B Preferred Shares as to distributions or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except (i) by conversion into or exchange for other capital shares ranking junior to the Series B Preferred Shares as to distributions and amounts upon liquidation and (ii) in accordance with certain provisions of our declaration of trust, under which Series B Preferred Shares owned by a shareholder in excess of the ownership limit discussed under "-- Restrictions on Ownership" herein and under "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page S-22 of this prospectus supplement and on page 25 of the accompanying prospectus will be transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and may be purchased by us under certain circumstances.

     When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon the Series B Preferred Shares and the shares of any other class or series of capital shares ranking, as to dividends, on a parity with the Series B Preferred Shares, we will declare any dividends upon the

Series B Preferred Shares and each such other class or series of capital shares ranking, as to dividends, on a parity with the Series B Preferred Shares proportionately so that the amount of dividends declared per share of Series B Preferred Shares and such other class or series of capital shares will in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Shares and such other class or series of preferred shares (which will not include any accrual in respect of unpaid dividends on such other class or series of capital shares for prior dividend periods if such other class or series of capital shares does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Shares which may be in arrears.

     Holders of Series B Preferred Shares are not entitled to any dividend, whether payable in cash, property or capital shares, in excess of full cumulative dividends on the Series B Preferred Shares as described above. Any dividend payment made on the Series B Preferred Shares will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series B Preferred Shares will accumulate as of the due date for the dividend payment on which they first become payable.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the holders of our Series B Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of common shares or any other class or series of our capital shares ranking, as to liquidation rights, junior to the Series B Preferred Shares. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding Series B Preferred Shares and the corresponding amounts payable on all shares of each other class or series of capital shares ranking, as to liquidation rights, on a parity with the Series B Preferred Shares, then the holders of the Series B Preferred Shares and each such other class or series of capital shares ranking, as to liquidation rights, on a parity with the Series B Preferred Shares will share proportionately in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series B Preferred Shares will be entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of our remaining assets. For these purposes, our consolidation or merger with or into any other corporation, trust or other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution or winding-up.

REDEMPTION

     Our Series B Preferred Shares are not redeemable before June   , 2008.
However, in order to ensure that we remain qualified as a REIT for federal income tax purposes, the Series B Preferred Shares will be subject to certain provisions of our declaration of trust under which Series B Preferred Shares owned by a shareholder in excess of the ownership limit discussed under
"-- Restrictions on Ownership" herein and under "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page S-22 of this prospectus supplement and on page 25 of the accompanying prospectus will be transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and may be purchased by us under certain circumstances. On or
after June   , 2008, we may, at our option upon not less than 30 days nor more than 60 days' written notice, redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share plus all accrued and unpaid dividends (whether or not declared) to and including the date fixed for redemption, without interest.

     Holders of Series B Preferred Shares to be redeemed must surrender such Series B Preferred Shares at the place designated in such notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If fewer than all the outstanding Series B Preferred Shares are to be redeemed, the Series B Preferred Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Series B Preferred Shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust applicable to owners of our shares of beneficial interest. See "-- Restrictions on Ownership" and "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page S-22 of this prospectus supplement and on page 25 of the accompanying prospectus. If we have (i) given notice of redemption of any Series B Preferred Shares, (ii) irrevocably set aside the funds necessary for the redemption in trust for the benefit of the holders of any Series B Preferred Shares so called for redemption, and (iii) given irrevocable instructions to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date dividends will cease to accrue on such Series B Preferred Shares, the Series B Preferred Shares will no longer be deemed outstanding and all rights of the holders of Series B Preferred Shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon the redemption, without interest. The redemption provisions of the Series B Preferred Shares do not in any way limit or restrict our right or ability to purchase, from time to time either at a public or a private sale, all or any part of the Series B Preferred Shares at such price or prices as we may determine, subject to the provisions of applicable law, to the provisions described under "-- Dividends" herein and to the provisions described in the next paragraph.

     Unless we have declared and paid in cash, or we are contemporaneously declaring and paying, or we have declared and set aside a sum sufficient for the payment of, the full cumulative dividends on all Series B Preferred Shares for all past dividend periods and the then current dividend period, we may not redeem any Series B Preferred Shares unless we simultaneously redeem all outstanding Series B Preferred Shares, and we will not purchase or otherwise acquire directly or indirectly any Series B Preferred Shares or any class or series of capital shares ranking, as to dividends or upon liquidation, on a parity with or junior to the Series B Preferred Shares except by exchange for capital shares ranking junior, as to dividends and upon liquidation, to the Series B Preferred Shares; except that we may purchase Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares or, subject to certain provisions of our declaration of trust, we may, under certain circumstances, purchase Series B Preferred Shares owned by a shareholder in excess of the ownership limit.

     We will mail or cause to be mailed a notice of redemption, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the transfer agent. No failure to give such notice or any defect in the notice or in the mailing thereof will affect the sufficiency of notice or validity of the proceedings for the redemption of any Series B Preferred Shares except as to a holder to whom notice was defective or not given. A redemption notice will be conclusively presumed to have been duly given on the date mailed whether or not the holder actually received the redemption notice. Each notice will state (i) the redemption date; (ii) the redemption price and accrued and unpaid dividends payable on the redemption date; (iii) the number of Series B Preferred Shares to be redeemed; (iv) the place or places where the Series B Preferred Shares are to be surrendered for payment of the redemption price and accrued and unpaid dividends payable on the redemption date; and (v) that dividends on the Series B Preferred Shares to be redeemed will cease to accrue on the redemption date. If we redeem fewer than all of the Series B Preferred Shares held by any holder, the notice mailed to such holder will also specify the number of Series B Preferred Shares held by such holder to be redeemed.

     Immediately prior to any redemption of the Series B Preferred Shares, we will pay, in cash, any accrued and unpaid dividends to the redemption date, whether or not declared, unless a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, in which case each holder of Series B Preferred Shares at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares for which a notice of redemption has been given.

     Any Series B Preferred Shares that we redeem or repurchase will be authorized but unissued Series B Preferred Shares until reclassified into another class or series of capital stock.

     The Series B Preferred Shares will have no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that we remain qualified as a REIT for federal income tax purposes, the Series B Preferred Shares will be subject to provisions of our declaration of trust, under which Series B Preferred Shares owned by a shareholder in excess of the ownership limit discussed under "-- Restrictions on Ownership" herein and under "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page S-22 of this prospectus supplement and on page 25 of the accompanying prospectus will be transferred to a trust and may be purchased by us under certain circumstances.

VOTING RIGHTS

     Holders of the Series B Preferred Shares will not have any voting rights, except as provided by applicable law and as described below.

     If we do not pay dividends on the Series B Preferred Shares for six or more quarterly periods (whether or not consecutive), a preferred dividend default will exist, and the holders of the Series B Preferred Shares, voting together as a class with the holders of all other classes or series of our equity securities ranking on parity with the Series B Preferred Shares which are entitled to similar voting rights, will be entitled to vote at the next annual meeting of our shareholders and at each subsequent meeting for the election of two additional trustees to serve on our board of trustees. Notwithstanding the foregoing, if, prior to the election of any additional trustees in the manner described in this paragraph, all accumulated dividends are paid on the Series B Preferred Shares and all other classes or series of parity preferred shares upon which like voting rights have been conferred and are exercisable, no such additional trustees will be so elected. Any such additional trustees so elected will serve until all unpaid cumulative dividends have been paid or declared and set apart for payment. Upon such election, the number of members of the size of our board of trustees will be increased by two trustees. If and when all such accumulated dividends shall have been paid on the Series B Preferred Shares and all other classes or series of parity preferred shares upon which like voting rights have been conferred and are exercisable, the term of office of each of the additional trustees so elected will terminate and the size of our board of trustees will be reduced accordingly. So long as a preferred dividend default continues, any vacancy in the office of additional trustees elected under this paragraph may be filled by written consent of the other additional trustee who remains in office, or if no additional trustee remains in office, by a vote of the holders of a majority of the outstanding Series B Preferred Shares when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred shares upon which like voting rights have been conferred and are exercisable). Each of the trustees elected as described in this paragraph will be entitled to one vote on any matter.

     The affirmative vote or consent of the holders of two-thirds of the outstanding Series B Preferred Shares and each other class or series of preferred shares ranking on a parity with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, voting as a single class, will be required to (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking senior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up or reclassify any of our authorized shares into capital shares of that kind, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital shares; or (ii) amend, alter or repeal the provisions of the declaration of trust or articles supplementary, whether by merger, consolidation, transfer or conveyance of substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or its holders; except that with respect to the occurrence of any of the events described in (ii) above, so long as the Series B Preferred Shares remains outstanding with the terms of the Series B Preferred Shares materially unchanged, taking into account that, upon the occurrence of an event described in (ii) above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series B Preferred Shares, and in such case such holders shall not have any voting rights with respect to the events described in (ii) above.

     Holders of Series B Preferred Shares shall not be entitled to vote with respect to (A) any increase, decrease or issuance of any class or series of capital shares including the Series B Preferred Shares, or (B) the creation or issuance of any other class or series of capital shares, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

     The foregoing voting provisions will not apply if, at or before the time when the act with respect to which the vote would otherwise be required is effected, all outstanding Series B Preferred Shares are redeemed or called for redemption upon proper notice and we deposit sufficient funds, in cash, in trust to effect the redemption.

     In any matter in which the Series B Preferred Shares may vote (as expressly provided in the articles supplementary or as may be required by law), each share of Series B Preferred Shares shall be entitled to one vote.

CONVERSION

     The Series B Preferred Shares are not convertible into or exchangeable for any property or securities, except that we may exchange shares of the Series B Preferred Shares for shares of excess stock in order to ensure that we remain a qualified real estate investment trust for federal income tax purposes.

RESTRICTIONS ON OWNERSHIP

     As discussed under "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page S-22 of this prospectus supplement and on page 25 of the accompanying prospectus, for us to qualify as a REIT under the Internal Revenue Code, the transfer of our capital shares, which includes the Series B Preferred Shares, is restricted and not more than 50% in value of our outstanding capital shares may be owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of any taxable year. Our declaration of trust provides that, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, subject to limited exceptions, more than 9.8% in value of the outstanding shares of each class or series of our capital shares.

EXCESS STOCK

     The provisions of our declaration of trust relating to the excess stock which apply to our common shares also applies to the Series B Preferred Shares separately and without regard to any other series or class of our capital shares. See "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page S-22 of this prospectus supplement and on page 25 of the accompanying prospectus.

FORM

     The Series B Preferred Shares will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company.

TRANSFER AGENT

     The transfer agent, registrar and dividend disbursing agent for the Series B Preferred Shares will be Mellon Investor Services LLC.

                          DESCRIPTION OF COMMON SHARES

     The following updates and supersedes information about our common shares included in the accompanying prospectus. For a summary of the material terms and provisions of our common shares, see "DESCRIPTION OF COMMON SHARES" beginning on page 24 of the accompanying prospectus.

     On November 28, 2001, our shareholders approved an amendment to our declaration of trust to increase our authorized common shares from 40,000,000 common shares to 80,000,000 common shares.

                  RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES
                          AND ANTI-TAKEOVER PROVISIONS

     The following updates and supersedes information about Maryland law included in the accompanying prospectus. For a summary of other restrictions on transfers of our capital shares, see "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page 25 of the accompanying prospectus.

MARYLAND LAW

     Maryland law includes certain other provisions which may also discourage a change in control of management. Maryland law provides that, unless an exemption applies, we may not engage in any "business combination" with an "interested stockholder" or any affiliate of an interested stockholder for a period of five years after the interested stockholder became an interested stockholder, and thereafter may not engage in a business combination with such interested stockholder unless the combination is recommended by our board of trustees and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by the holders of all of our outstanding voting shares, and (ii) 66 2/3% of the votes entitled to be cast by all holders of outstanding voting shares other than voting shares held by the interested stockholder. An "interested stockholder" is defined, in essence, as any person owning beneficially, directly or indirectly, 10% or more of the outstanding voting shares of a Maryland real estate investment trust. The voting requirements do not apply at any time to business combinations with an interested stockholder or its affiliates if approved by our board of trustees prior to the time the interested stockholder first became an interested stockholder. Additionally, if the business combination involves the receipt of consideration by our shareholders in exchange for common shares that satisfies certain "fair price" conditions, such supermajority voting requirements do not apply.

     Maryland law provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by officers or trustees who are employees of the trust. "Control shares" are voting shares that, if aggregated with all other shares previously acquired by that person, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

     - one-tenth or more but less than one-third;

     - one-third or more but less than a majority; or

     - a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.

     A "control share acquisition" means the acquisition of ownership of or the power to direct the exercise of voting power of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the trust's board of trustees to call a special meeting of shareholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as permitted by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or to acquisitions approved or exempted by our declaration of trust or by-laws prior to the control share acquisition. No such exemption appears in our declaration of trust or by-laws. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.

CERTAIN ELECTIVE PROVISIONS OF MARYLAND LAW

     Publicly-held Maryland statutory real estate investment trusts ("REITs") may elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland REIT in its declaration of trust or bylaws ("charter documents") or by resolution adopted by its board of trustees so long as the REIT has at least three trustees who, at the time of electing to be subject to the provisions, are not:

     officers or employees of the REIT;

     persons seeking to acquire control of the REIT;

     trustees, officers, affiliates or associates of any person seeking to acquire control; or

     nominated or designated as trustees by a person seeking to acquire control.

     Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland REIT elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Shareholder approval is not required for the filing of these articles supplementary.

     The Maryland law provides that a REIT can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that REIT's existing charter documents:

     Classified Board: The REIT may divide its board into three classes which, to the extent possible, will have the same number of trustees, the terms of which will expire at the third annual meeting of shareholders after the election of each class;

     Two-thirds Shareholder Vote to Remove Trustees Only for Cause: The shareholders may remove any trustee only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the shareholders generally in the election of trustees, but a trustee may not be removed without cause;

     Size of Board Fixed by Vote of Board: The number of trustees will be fixed only by resolution of the board;

     Board Vacancies Filled by the Board for the Remaining Term: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a trustee, may be filled only by the affirmative vote of a majority of the remaining trustees even if they do not constitute a quorum. Trustees elected to fill vacancies will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred, as opposed to until the next annual meeting of shareholders, and until a successor is elected and qualified; and

     Shareholder Calls of Special Meetings: Special meetings of shareholders may be called by the secretary of the REIT only upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the Maryland General Corporation Law.

     We have not elected to be governed by these specific provisions. However, our declaration of trust and/or bylaws, as applicable, already provide for an 80% vote to remove trustees only for cause, and that the number of trustees may be determined by a resolution of our Board, subject to a minimum number. In addition, we can elect to be governed by any or all of the provisions of the Maryland law at any time in the future.

                       FEDERAL INCOME TAX CONSIDERATIONS

     You are advised to assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates.

     The following discussion summarizes the material federal income tax considerations to you as a prospective holder of our shares. The following discussion is for general information purposes only, is not exhaustive of all possible tax considerations and is not intended to be and should not be construed as tax advice. For example, this summary does not give a detailed discussion of any state, local or foreign tax considerations. In addition, this discussion is intended to address only those federal income tax considerations that are generally applicable to all our security holders. It does not discuss all of the aspects of federal income taxation that may be relevant to you in light of your particular circumstances or to certain types of security holders who are subject to special treatment under the federal income tax laws including, without limitation, insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States.

     The information in this section is based on the Internal Revenue Code of 1986, as amended, which is referred to as the Code, existing, temporary and proposed regulations under the Code, the legislative history of the Code, current administrative rulings and practices of the IRS and court decisions, all as of the date hereof. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. In addition, we have not received, and do not plan to request, any rulings from the IRS concerning our tax treatment. Thus no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or that such statements will be sustained by a court if so challenged.

     EACH PROSPECTIVE PURCHASER OF SHARES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SHARES OF AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     GENERAL. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We believe that we have been organized, and have operated, in such a manner so as to qualify for taxation as a REIT under the Code and intend to conduct our operations so as to continue to qualify for taxation as a REIT. No assurance, however, can be given that we have operated in a manner so as to qualify or will be able to operate in such a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, the required distribution levels, diversity of share ownership and the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by counsel. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that the actual results of our operations for any one taxable year have satisfied or will continue to satisfy such requirements.

     In the opinion of Paul, Hastings, Janofsky & Walker LLP, based on certain assumptions and our factual representations that are described in this section and in the officer's certificate, commencing with our taxable year ended December 31, 1993, we have been organized and operated in conformity with the requirements for qualification as a REIT and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters including, but not limited to, those set forth herein and in the discussion of "FEDERAL INCOME TAX CONSIDERATIONS" contained in the accompanying prospectus, and those concerning our business and properties as set forth in this prospectus supplement and the accompanying prospectus. An opinion of counsel is not binding on the Internal Revenue Service or the courts.

     The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, we will be subject to federal income tax as follows:

     - First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

     - Second, under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference.

     - Third, if we have (a) net income from the sale or other disposition of "foreclosure property", which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

     - Fourth, if we have net income from "prohibited transactions" such income will be subject to a 100% tax. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

     - Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test multiplied by (b) a fraction intended to reflect our profitability.

     - Sixth, if we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     - Seventh, as provided in temporary regulations, and assuming we do not elect to instead be taxed at the time of the acquisition, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, we would be subject to tax at the highest corporate rate if we dispose of such asset during the 10-year period beginning on the date that we acquired that asset, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of our acquisition over the adjusted basis of such property at such time).

     - Eighth, we will incur a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm's-length basis.

     REQUIREMENTS FOR QUALIFICATION. A REIT is a corporation, trust or association (1) that is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) that has the calendar year as its taxable year, (6) the beneficial ownership of which is held by 100 or more persons, (7) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities), and (8) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) through (5), inclusive, must be met during the entire taxable year and that condition (6) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We expect to meet the ownership test immediately after the transaction contemplated herein.

     We may redeem, at our option, a sufficient number of shares or restrict the transfer thereof to bring or maintain the ownership of the shares in conformity with the requirements of the Code. In addition, our declaration of trust includes restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy requirements (6) and (7). Moreover, if we comply with regulatory rules pursuant to which we are required to send annual letters to our shareholders requesting information regarding the actual ownership of our shares, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (7) above, we will be treated as having met the requirement. See "DESCRIPTION OF SERIES B PREFERRED SHARES" beginning on page S-16 of this prospectus supplement, "DESCRIPTION OF COMMON SHARES" beginning on page 24 of the accompanying prospectus and "RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES AND ANTI-TAKEOVER PROVISIONS" beginning on page S-22 of this prospectus supplement and on page 25 of the accompanying prospectus.

     The Code allows a REIT to own wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit.

     A REIT may also hold any direct or indirect interest in a corporation that qualifies as a "taxable REIT subsidiary", as long as the REIT's aggregate holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT's total assets. A taxable REIT subsidiary is a fully taxable corporation that generally is permitted to engage in businesses, own assets, and earn income that, if engaged in, owned, or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. See "-- Asset Tests" below. A taxable REIT subsidiary will pay tax at regular corporate income rates on any taxable income it earns. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a

REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm's-length.

     In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and items of gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and assets tests (as discussed below). Thus, our proportionate share of the assets, liabilities, and items of gross income of the partnerships in which we own an interest are treated as our assets, liabilities and items of gross income for purposes of applying the requirements described herein.

     INCOME TESTS. In order to maintain qualification as a REIT, we must satisfy annually certain gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of qualified temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities.

     Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

     - First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     - Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if we, or an owner of 10% or more of our shares, actually or constructively own 10% or more of such tenant.

     - Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

     - Finally, in order for rents received to qualify as "rents from real property," we generally must not operate or manage the property (subject to a de minimis exception as described below) or furnish or render services to the tenants of such property, other than through an independent contractor from whom we derive no revenue or through a taxable REIT subsidiary. We may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property ("Permissible Services").

     Rents received generally will qualify as rents from real property notwithstanding the fact that we provide services that are not Permissible Services so long as the amount received for such services meets a de minimis standard. The amount received for "impermissible services" with respect to a property (or, if services are available only to certain tenants, possibly with respect to such tenants) cannot exceed one percent of all amounts received, directly or indirectly, by us with respect to such property (or, if services are available only to certain tenants, possibly with respect to such tenants). The amount that we will be deemed to have received for performing "impermissible services" will be the greater of the actual amounts so received or 150% of the direct cost to us of providing those services.

     We believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be qualifying income under those tests.

     If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if such failure was due to reasonable cause and not willful neglect, we disclosed the nature and amounts of our items of gross income in a schedule attached to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. Even if this relief provision applied, a 100% penalty tax would be imposed on the amount by which we failed the 75% or 95% test (whichever amount is greater), less an amount which generally reflects expenses attributable to earning the nonqualified income.

     Subject to certain safe harbor exceptions, any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction.

     ASSET TESTS. At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by real estate assets, including (1) our allocable share of real estate assets held by partnerships in which we own an interest or held by our qualified REIT subsidiaries and (2) stock or debt instruments held for not more than one year purchased with the proceeds of an offering of equity securities or a long-term (at least five years) debt offering by us, cash, cash items and government securities. In addition, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries (as defined above under "Requirements for Qualification"). Except for investments included in the 75% asset class, securities in a taxable REIT subsidiary or qualified REIT subsidiary and certain partnership interests and debt obligations, (1) not more than 5% of the value of our total assets may be represented by securities of any one issuer, (2) we may not hold securities that possess more than 10% of the total voting power of the outstanding securities of a single issuer and (3) we may not hold securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer.

     We believe that substantially all of our assets consist and, after the offering, will consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. We may also invest in securities of other entities, provided that such investments will not prevent us from satisfying the asset and income tests for REIT qualification set forth above.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we inadvertently fail one or more of the asset tests at the end of a calendar quarter because we acquire securities or other property during the quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of the calendar quarter in which it arose.

     ANNUAL DISTRIBUTION REQUIREMENT. With respect to each taxable year, we must distribute to our shareholders as dividends (other than capital gain dividends) at least 90% of our taxable income. Specifically, we must distribute an amount equal to (1) 90% of the sum of our "REIT taxable income" (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and any after-tax net income from foreclosure property, minus (2) the sum of certain items of "excess noncash income" such as income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount. REIT taxable income is generally computed in the same manner as taxable income of ordinary corporations, with several adjustments, such as a deduction allowed for dividends paid, but not for dividends received.

     We will be subject to tax on amounts not distributed at regular United States federal corporate income tax rates. In addition, a nondeductible 4% excise tax is imposed on the excess of (1) 85% of our ordinary income for the year plus 95% of capital gain net income for the year and the undistributed portion of the required distribution for the prior year over (2) the actual distribution to shareholders during the year (if any). Net operating losses generated by us may be carried forward but not carried back and used by us for 15 years (or 20 years in the case of net operating losses generated in our tax years commencing on or after January 1, 1998) to reduce REIT taxable income and the amount that we will be required to distribute in order to remain qualified as a REIT. As a REIT, our net capital losses may be carried forward for five years (but not carried back) and used to reduce capital gains.

     In general, a distribution must be made during the taxable year to which it relates to satisfy the distribution test and to be deducted in computing REIT taxable income. However, we may elect to treat a dividend declared and paid after the end of the year (a "subsequent declared dividend") as paid during such year for purposes of complying with the distribution test and computing REIT taxable income, if the dividend is (1) declared before the regular or extended due date of our tax return for such year and (2) paid not later than the date of the first regular dividend payment made after the declaration, but in no case later than 12 months after the end of the year. For purposes of computing the 4% excise tax, a subsequent declared dividend is considered paid when actually distributed. Furthermore, any dividend that is declared by us in October, November or December of a calendar year, and payable to shareholders of record as of a specified date in such quarter of such year will be deemed to have been paid by us (and received by shareholders) on December 31 of such calendar year, but only if such dividend is actually paid by us in January of the following calendar year.

     For purposes of complying with the distribution test for a taxable year as a result of an adjustment in certain of our items of income, gain or deduction by the IRS, we may be permitted to remedy such failure by paying a "deficiency dividend" in a later year together with interest and a penalty. Such deficiency dividend may be included in our deduction of dividends paid for the earlier year for purposes of satisfying the distribution test. For purposes of the 4% excise tax, the deficiency dividend is taken into account when paid, and any income giving rise to the deficiency adjustment is treated as arising when the deficiency dividend is paid.

     We believe that we have distributed and intend to continue to distribute to our shareholders in a timely manner such amounts sufficient to satisfy the annual distribution requirements. However, it is possible that timing differences between the accrual of income and its actual collection, and the need to make non-deductible expenditures (such as capital improvements or principal payments on debt) may cause us to recognize taxable income in excess of our net cash receipts, thus increasing the difficulty of compliance with the distribution requirement. In order to meet the distribution requirement, we might find it necessary to arrange for short-term, or possibly long-term, borrowings.

     FAILURE TO QUALIFY. If we fail to qualify as a REIT for any taxable year, and if certain relief provisions of the Code do not apply, we would be subject to federal income tax (including applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income, to the extent of our current and accumulated earnings and profits. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction.

     If our failure to qualify as a REIT is not due to reasonable cause but results from willful neglect, we would not be permitted to elect REIT status for the four taxable years after the taxable year for which such disqualification is effective. In the event we were to fail to qualify as a REIT in one year and subsequently requalify in a later year, we might be required to recognize taxable income based on the net appreciation in value of our assets as a condition to requalification. In the alternative, we may be taxed on the net appreciation in value of our assets if we sell properties within ten years of the date we requalify as a REIT under federal income tax laws.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As used herein, the term "U.S. shareholder" means a holder of shares who (for United States federal income tax purposes) (1) is a citizen or resident of the United States, (2) is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (3) is an estate the income of which is subject to United States federal income taxation regardless of its source or (4) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person in effect.

     As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and corporate shareholders will not be eligible for the dividends-received deduction as to such amounts. For purposes of computing our earnings and profits, depreciation for depreciable real estate will be computed on a straight-line basis over a 40-year period. In determining the extent to which a distribution on the Series B Preferred Shares constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to the Series B Preferred Shares and all other series of preferred shares that are equal in rank as to distributions and upon liquidation with the Series B Preferred Shares, and second to distributions with respect to our common shares.

     Distributions that are properly designated as capital gain dividends will be taxed as gains from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income under the Code. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings and profits discussed above.

     Distributions in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares, and will result in a corresponding reduction in the shareholder's basis in the shares. Any reduction in a shareholder's tax basis for its shares will increase the amount of taxable gain or decrease the deductible loss that will be realized upon the eventual disposition of the shares. We will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, capital gain or a return of capital. Any portion of such distributions that exceed the adjusted basis of a U.S. shareholder's shares will be taxed as capital gain from the disposition of shares, provided that the shares are held as capital assets in the hands of the U.S. shareholder.

     Aside from the different income tax rates applicable to ordinary income and capital gain dividends, regular and capital gain dividends from us will be treated as dividend income for most other federal income tax purposes. In particular, such dividends will be treated as "portfolio" income for purposes of the passive activity loss limitation and shareholders generally will not be able to offset any "passive losses" against such dividends. Dividends will be treated as investment income for purposes of the investment interest limitation contained in Section 163(d) of the Code, which limits the deductibility of interest expense incurred by noncorporate taxpayers with respect to indebtedness attributable to certain investment assets.

     In general, dividends paid by us will be taxable to shareholders in the year in which they are received, except in the case of dividends declared at the end of the year, but paid in the following January, as discussed above.

     In general, a domestic shareholder will realize capital gain or loss on the disposition of shares equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition and (2) the shareholder's adjusted basis of such shares. Such gain or loss will generally be short-term capital gain or loss if the shareholder has not held such shares for more than one year and will be long-term capital gain or loss if such shares have been held for more than one year. Loss upon the sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from us required to be treated by such shareholder as long-term capital gain.

     We may elect to retain and pay income tax on net long-term capital gains. If we make such an election, you, as a holder of shares, will (1) include in your income as long-term capital gains your proportionate share of such undistributed capital gains and (2) be deemed to have paid your proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. As a holder of shares you will increase the basis in your shares by the difference between the amount of capital gain included in your income and the amount of tax you are deemed to have paid. Our earnings and profits will be adjusted appropriately.

BACKUP WITHHOLDING

     We will report to our domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding (currently at the rate of 28% for 2003) with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Amounts withheld as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us. See "-- Taxation of Non-U.S. Shareholders" below. Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. shareholders (persons other than U.S. shareholders, also further described below). Non-U.S. shareholders should consult their tax advisors with respect to any such information and backup withholding requirements.

TAXATION OF NON-U.S. SHAREHOLDERS

     The following discussion is only a summary of the rules governing United States federal income taxation of non-U.S. shareholders such as nonresident alien individuals, foreign corporations, foreign partnerships or other foreign estates or trusts. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by us of United States real property interests and not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Certain tax treaties limit the extent to which dividends paid by a REIT can qualify for a reduction of the withholding tax on dividends. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below.

     For withholding tax purposes, we are generally required to treat all distributions as if made out of our current or accumulated earnings and profits and thus intend to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends) made to a non-U.S. shareholder. We would not be required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. However, the non-U.S. shareholder may seek from the IRS a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current or accumulated earnings and profits, and the amount withheld exceeded the non-U.S. shareholder's United States tax liability, if any, with respect to the distribution.

     For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, a non-U.S. shareholder is taxed as if such gain were effectively connected with a United States business. Non-U.S. shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. shareholder not entitled to treaty relief or exemption. We are required by applicable regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend regardless of the amount actually designated as a capital gain dividend. This amount is creditable against the non-U.S. shareholder's FIRPTA tax liability.

     Gain recognized by a non-U.S. shareholder upon a sale of shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is anticipated that we will continue to be a "domestically controlled REIT" after the offering. Therefore, the sale of shares will not be subject to taxation under FIRPTA. However, because our common shares are publicly traded, no assurance can be given that we will continue to qualify as a "domestically controlled REIT." In addition, a Non-U.S. Shareholder that owns, actually or constructively, 5% or less of a class of our shares through a specified testing period will not recognize taxable gain on the sale of its shares under FIRPTA if the shares are traded on an established securities market. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, special alternative minimum tax in the case of nonresident alien individuals and possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price. Gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (1) investment in the shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and such nonresident alien individual has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While investments in real estate may generate UBTI, the Service has issued a published ruling to the effect that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on our intention to invest our assets in a manner that will avoid the recognition of UBTI, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of our shares with debt, a portion of its income from us, if any, will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

     In addition, a pension trust that owns more than 10% of our shares is required to treat a percentage of the dividends from us as UBTI (the "UBTI Percentage") in certain circumstances. The UBTI Percentage is our gross income derived from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which the dividends are paid. The UBTI rule applies only if (i) the UBTI Percentage is at least 5%, (ii) we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust, and (iii) either
(A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts individually holding more than 10% of the value of our capital shares collectively owns more than 50% of the value of our capital shares.

OTHER TAX CONSIDERATIONS

     ENTITY CLASSIFICATION. A significant number of our investments are held through partnerships. If any such partnerships were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change and might preclude us from qualifying as a REIT.

     We believe that each partnership in which we hold a material interest (either directly or indirectly) is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation).

     TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as "Book-Tax Difference"). Special rules under Section 704(c) of the Code and the regulations thereunder require special allocations of income, gain, loss and deduction with respect to contributed property, which tend to eliminate the Book-Tax Difference over the depreciable lives of such property, but which may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the partnership could cause us (i) to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all properties were to have a tax basis equal to their fair market value at the time the properties were contributed to the partnership, and (ii) possibly to be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of such sale.

REDEMPTION OF SERIES B PREFERRED SHARES

     In general, a holder of the Series B Preferred Shares will recognize ordinary income to the extent of accrued but unpaid dividends and will recognize capital gain or loss measured by the difference between the amount received upon the redemption (less the amount attributable to accrued but unpaid dividends) and the holder's adjusted basis in the Series B Preferred Shares redeemed (provided the shares are held as a capital asset) if such redemption (i) results in a "complete termination" of a holder's interest in all classes of our shares under Section 302(b)(3) of the Code or (ii) is "not essentially equivalent to a dividend" with respect to the holder under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any Series B Preferred Shares owned by the holder, but also such holder's ownership of our common shares, other series of preferred shares and any options (including stock purchase rights) to acquire any of the foregoing. The holder also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code. The treatment accorded to any redemption by us (as distinguished from a sale, exchange or other disposition) of Series B Preferred Shares can only be determined on the basis of particular facts as to each holder of the Series B Preferred

Shares at the time of redemption. Accordingly, prospective holders of the Series B Preferred Shares are advised to consult their tax advisor to determine their tax treatment.

     If the redemption does not meet any of the tests under Section 302 of the Code that are described above, then the redemption proceeds received from the Series B Preferred Shares will be treated as a distribution on the Series B Preferred Shares, with the consequences described under "Material Federal Income Tax Consequences -- Taxation of Taxable U.S. Shareholders," "-- Taxation of Tax-Exempt Shareholders," and "-- Taxation of Non-U.S. Shareholders". If the redemption is taxed as a dividend, the holder's adjusted basis in the Series B Preferred Shares redeemed will be transferred to any other holdings of the holder in our shares. If the holder of the Series B Preferred Shares owns no other shares in the Company, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

RECENT DEVELOPMENTS

     The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "Act"), which has been enacted into law, reduces the tax rates imposed on dividends paid by C corporations to individuals in order to limit "double taxation" on dividends, and such reduced rates are effective from January 1, 2003 through December 31, 2008. In addition, the capital gains tax rates are also reduced, and such reduced rates are effective with respect to transactions after May 5, 2003 through December 31, 2008.

     A REIT's individual shareholders generally would not benefit from the Act with respect to dividends paid by a REIT because such dividends are generally not subject to taxation at the REIT level. However, there are limited circumstances in which a REIT individual shareholder will be subject to tax at the reduced rate with respect to REIT dividends. The reduced tax rates would apply to an amount equal to the excess of a REIT's income subject to corporate level income taxes (less such tax liability). This could occur, for example, if a REIT did not distribute 100% of its taxable income as a dividend. The reduced rates would also apply to capital gains dividends and to dividends attributable to dividends a REIT receives from non-REIT corporations.

     The Act could cause investors to view investments in common and preferred stock of REITs, including the Series B Preferred Shares being offered by this prospectus supplement, less favorably in comparison to investments in common and preferred stock of C corporations, the dividends for which would be subject to a reduced tax rate under the Act.

                                  UNDERWRITING

     We and the underwriters for this offering named below have entered into an underwriting agreement concerning the Series B Preferred Shares being offered. The underwriters' obligations are several and not joint, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of Series B Preferred Shares set forth opposite its name below.

                                                               NUMBER OF SERIES B
UNDERWRITERS                                                    PREFERRED SHARES
------------                                                   ------------------
Bear, Stearns & Co., Inc....................................
A.G. Edwards & Sons, Inc....................................
Raymond James & Associates, Inc.............................
Friedman, Billings, Ramsey & Co., Inc.......................
Advest, Inc.................................................
BB&T Capital Markets, a division of Scott & Stringfellow,
  Inc.......................................................
Ferris, Baker Watts Incorporated............................
                                                                   ---------
Total.......................................................       2,000,000
                                                                   =========

     The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriters are severally committed to purchase all of the Series B Preferred Shares being offered if any such shares are purchased, other than those shares covered by the over-allotment option described below.

     We have granted the underwriters an option to purchase up to 300,000 additional Series B Preferred Shares to be sold in this offering at the public offering price, less the underwriting discounts and commissions described on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any. This option may be exercised, in whole or in part, at any time within 30 days after the date of this prospectus supplement. To the extent the option is exercised, the underwriters will be severally committed, subject to certain conditions, to purchase the additional Series B Preferred Shares in proportion to their respective commitments as indicated in the table above.

     The following table provides information regarding the per share and total underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to 300,000 additional Series B Preferred Shares.

                                                                                    TOTAL
                                                                         ---------------------------
                                                        PER SERIES B     WITHOUT OVER-    WITH OVER-
                                                       PREFERRED SHARE     ALLOTMENT      ALLOTMENT
                                                       ---------------   --------------   ----------
Underwriting discounts and commissions payable by
  us.................................................    $                 $              $
                                                         ----------        ----------     ----------

     We estimate that the total expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately
$          .

     The underwriters propose to offer the Series B Preferred Shares directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such price less a
concession not to exceed $          per share. The underwriters may allow, and
such selected dealers may reallow, a concession not to exceed $     per share.
The Series B Preferred Shares will be available for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of this offering without notice. The underwriters reserve the right to reject any order for purchase of Series B Preferred Shares in whole or in part. After the commencement of this offering, the underwriters may change the public offering price and other selling terms.

     We have agreed in the underwriting agreement to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and, where such indemnification is unavailable, to contribute to payments that the underwriters may be required to make in respect of such liabilities.

     Prior to acceptance of the Series B Preferred Shares for listing on the NYSE, there will be no established trading market for the Series B Preferred Shares. We have applied to list our Series B Preferred Shares on the NYSE under the symbol "LXP PrB", subject to official notice of issuance. We expect that trading will commence on the NYSE within 30 days after the initial delivery of the Series B Preferred Shares. In order to meet the requirements for listing the Series B Preferred Shares on the NYSE, the underwriters have undertaken to sell
(i) Series B Preferred Shares to ensure a minimum of 100 beneficial holders with a minimum of 100,000 Series B Preferred Shares outstanding in the aggregate and
(ii) sufficient Series B Preferred Shares so that following this offering, the Series B Preferred Shares have a minimum aggregate market value of $2.0 million. The underwriters have advised us that prior to the commencement of listing on the NYSE, they intend to make a market in the Series B Preferred Shares, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Series B Preferred Shares.

     In order to facilitate this offering of the Series B Preferred Shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Series B Preferred Shares in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

     The underwriters may over-allot the Series B Preferred Shares in connection with this offering, thus creating a short position for their own account. Short sales involve the sale by the underwriters of a greater number of shares than they are committed to purchase in this offering. A short position may involve either "covered" short sales or "naked" short sales. Covered short sales are sales made in an amount not greater than the underwriters' over-allotment option to purchase additional Series B Preferred Shares as described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares from us through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Shares in the open market after pricing that could adversely affect investors who purchase in this offering.

     Accordingly, to cover these short sales positions or to stabilize the market price of the Series B Preferred Shares, the underwriters may bid for, and purchase, Series B Preferred Shares in the open market. These transactions may be effected on the NYSE or otherwise. Additionally, the representatives, on behalf of the underwriters, may also reclaim selling concessions allowed to another underwriter or dealer. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our Series B Preferred Shares may have the effect of raising or maintaining the market price of our Series B Preferred Shares or preventing or mitigating a decline in the market price of our Series B Preferred Shares. As a result, the price of the Series B Preferred Shares may be higher than the price that might otherwise exist in the open market. No representation is made as to the magnitude or effect of any such stabilization or other activities. The underwriters are not required to engage in these activities and, if commenced, may discontinue any of these activities at any time.

     From time to time, the underwriters and/or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and our affiliates for which they have received, and expect to receive, customary fees and commissions for these transactions.

     We expect that delivery of the Series B Preferred Shares will be made
against payment thereof on or about June 19, 2003, which will be the    business
day following the date of pricing of the Series B Preferred Shares (this
settlement cycle being referred to as "T+     "). Under Rule 15c6-1 of the
Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise at the time of the transaction. Accordingly, purchasers who wish to trade the Series B Preferred Shares on the
date of pricing or the next succeeding           business days will be required,
by virtue of the fact that the Series B Preferred Shares initially will settle
in T+   , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

     Carl D. Glickman, a director of Bear, Stearns & Co., Inc., is presently serving on our board of trustees and will continue to do so at least until the 2004 Annual Meeting of Shareholders. As of the date of this prospectus supplement, Mr. Glickman beneficially owns 156,877 common shares and holds options to purchase an additional 22,500 common shares.

                                 LEGAL MATTERS

     The legal matters described under "FEDERAL INCOME TAX CONSIDERATIONS" beginning on page S-24 of this prospectus supplement will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Seth M. Zachary, a partner of Paul, Hastings, Janofsky & Walker LLP, is presently serving on our board of trustees and will continue to do so at least until the 2004 Annual Meeting of Shareholders. As of the date of this prospectus supplement, Mr. Zachary beneficially owns 41,292 common shares and holds options to purchase an additional 5,000 common shares. Legal matters relating to this offering will be passed upon for the underwriters by Willkie Farr & Gallagher. Certain matters of Maryland law will be passed upon for us and for the underwriters by Piper Rudnick LLP, Baltimore, Maryland.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule included in our Annual Report on Form 10-K as of and for the year ended December 31, 2002, as incorporated by reference in this prospectus supplement and the accompanying prospectus, have been incorporated herein by reference in reliance on the report, also incorporated herein by reference, of KPMG LLP, independent public accountants, in reliance upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and other information filed by us at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of this material by mail from the Public Reference Section of the SEC at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

     Reports, proxy statements and other information concerning us may also be obtained electronically at our website, http://www.lxp.com and through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval ("EDGAR") program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     - Incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

     - We can disclose important information to you by referring you to those documents; and

     - Information that we file with the SEC will automatically update and supersede this prospectus supplement and the accompanying prospectus.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended:

     - Annual Report on Form 10-K for the year ended December 31, 2002;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     - Current Report on Form 8-K filed April 28, 2003;

     - Current Report on Form 8-K filed May 6, 2003; and

     - Our Definitive Proxy Statement on Schedule 14A dated April 15, 2003.

     If any statement in this prospectus supplement is inconsistent with a statement in one of the incorporated documents referred to above, then the statement in the incorporated document will be deemed to have been superseded by the statement in this prospectus supplement.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement but before the end of the offering:

     - Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

     - Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

     Lexington Corporate Properties Trust
     Attention: T. Wilson Eglin, Chief Executive Officer
     355 Lexington Avenue
     New York, NY 10017-6603
     (212) 692-7260

PROSPECTUS

                                  $250,000,000

                      LEXINGTON CORPORATE PROPERTIES TRUST

                                DEBT SECURITIES
                                PREFERRED SHARES
                                 COMMON SHARES
                            ------------------------

     Lexington Corporate Properties Trust (the "Company"), may offer from time to time in one or more series (i) its debt securities ("Debt Securities"), which may be senior or subordinated debt securities, (ii) its preferred shares, of beneficial interest, $.0001 par value per share ("Preferred Shares"), and (iii) its common shares of beneficial interest, $.0001 par value per share ("Common Shares"), with an aggregate public offering price of up to $250,000,000 (or its equivalent based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, Preferred Shares and Common Shares (collectively, the "Securities") may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

     The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder thereof, terms for sinking fund payments, terms for conversion into Common Shares or Preferred Shares, covenants and any initial public offering price; (ii) in the case of Preferred Shares, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and
(iii) in the case of Common Shares, any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Company's Declaration of Trust (the "Declaration of Trust") or otherwise appropriate to preserve the status of the Company as a real estate investment trust for federal income tax purposes. See "Restrictions on Transfers of Capital Shares and Anti-Takeover Provisions."

     The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listings on a securities exchange of, the Securities covered by such Prospectus Supplement.

     The Securities may be offered by the Company directly, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" APPEARING ON PAGES 4 THROUGH 6 WHICH ARE RELEVANT TO AN INVESTMENT IN THE SECURITIES.
                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 The date of this Prospectus is April 10, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such material may be electronically accessed at the Commission's site on the World Wide Web located at http://www.sec.gov.

     The Company's Common Shares are listed on the New York Stock Exchange (the "NYSE") and reports, proxy and information statements, and other information concerning the Company can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part (together with any amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings may be inspected and obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission. The summaries or descriptions of documents in this Prospectus are not necessarily complete. Reference is made to the copies of such documents attached hereto or otherwise filed as a part of the Registration Statement for a full and complete statement of their provisions, and such summaries and descriptions are, in each case, qualified in their entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In December 1997, the Company was reorganized as a Maryland real estate investment trust. See "The Company." References herein to the Company include references to the Company's predecessor corporations. The following documents or information have been filed by the Company with the Commission and are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K (Commission File No. 1-12386) for the year ended December 31, 1997, filed on March 31, 1998.

     2. The Company's Current Report on Form 8-K (Commission File No. 1-12386), filed on January 16, 1998.

     3. The Company's 1997 Proxy Statement on Schedule 14-A, filed on May 6, 1997 (Commission File No. 1-12386).

     4. The description of the Company's capital shares contained in the Company's Registration Statement on Form 8-B under the Exchange Act, filed on August 10, 1994 (Commission File No. 1-12386).

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of all Securities covered by this Prospectus will be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person to the Company at 355 Lexington Avenue, New York, New York 10017. Attention: T. Wilson Eglin, President and Chief Operating Officer, any or all of the documents referred to above (other than exhibits to such documents) which have been incorporated by reference in this Prospectus.

                                  THE COMPANY

     Lexington Corporate Properties Trust is a self-managed and self-administered real estate investment trust ("REIT") that acquires, owns and manages a geographically diversified portfolio of high quality office, industrial and retail properties. Substantially all of the Company's leases are "Net Leases," under which the tenant is responsible for all costs of real estate taxes, insurance, ordinary maintenance and structural repairs. Management believes that owning acquiring and managing net lease properties results in lower operating expenses for the Company than the Company otherwise would incur through investments in properties which were not net leased.

     Management has diversified the Company's portfolio by geographical location, tenant industry segment, lease term expiration and property type with the intention of providing steady internal growth with low volatility. Management believes that such diversification should help insulate the Company from regional recession, industry specific downturns and price fluctuations by property type.

     The Company's management team has demonstrated its ability to create value and increase cash flow for the Company through active management of its portfolio of Properties subject to Net Leases, including acquisitions, expansions of existing Properties, attracting strong tenants, refinancings and selective dispositions. Management has an active presence in and knowledge of the real estate market in the United States, particularly with respect to the market for single tenant properties subject to Net Leases. Management subjects each prospective property acquisition candidate to a rigorous underwriting process which analyzes the property's (i) design, construction quality, efficiency and functionality; (ii) location with respect to the immediate submarket, city and region; (iii) tenant financial strength, credit rating, growth prospects and competitive position within its respective industry; (iv) lease integrity with respect to term, rental rate increases, corporate guarantees and property maintenance provisions; (v) economics with respect to the current and future cash flow growth prospects and expected investment yield sensitivity calculations; and (vi) fit within the existing Company portfolio of Properties.

     The Company commenced operations in 1993 as a REIT, with several operating partnership subsidiaries. This operating partnership structure enables the Company to acquire property by issuing to a seller, as a form of consideration, interests ("OP Units") in the Company's subsidiary operating partnerships. The OP Units are exchangeable, after certain dates, for Common Shares of the Company. Management believes that this structure facilitates the Company's ability to raise capital and to acquire portfolio and individual properties by enabling the Company to structure transactions which may defer tax gains for a contributor of property while preserving the Company's cash available for other purposes, including the payment of distributions.

     The Company was originally incorporated under the laws of the State of Delaware, and was reincorporated in the State of Maryland in June 1994. In December 1997, the Company reorganized as a Maryland real estate investment trust ("Maryland REIT"). The reorganization was effected by merging the Company with and into a newly formed Maryland REIT. References herein to the Company include references to the Company's Delaware and Maryland predecessor corporations and the predecessor companies referenced above, unless the context otherwise requires.

     The principal executive offices of the Company are located at 355 Lexington Avenue, New York, New York 10017, and its telephone number is (212) 692-7260.

                                  RISK FACTORS

     Risks Involved in Single Tenant Leases. The Company focuses its acquisition activities in Net Leased real properties or interests therein. Because the Company's Net Leased real properties are leased to single tenants, the financial failure of or other default by a tenant resulting in the termination of a lease is likely to cause a significant reduction in the operating cash flow of the lessor and might decrease the value of the property leased to such tenant.

     Dependence on Major Tenants. Revenues from several of the Company's Properties constitute a significant percentage of the Company's consolidated rental revenues. The default, financial distress or bankruptcy of any of the tenants of such Properties could cause interruptions in the receipt of lease revenues from such tenants and/or result in vacancies in the respective Properties, which would reduce the revenues of the Company until the affected property is relet, and could decrease the ultimate sale value of each such Property. Upon the expiration of the leases that are currently in place with respect to these Properties, the Company may not be able to re-lease the vacant property at a comparable lease rate or without incurring additional expenditures in connection with such re-leasing.

     Leverage. The Company has incurred, and may continue to incur, indebtedness (secured and unsecured) in furtherance of its activities. Neither the Declaration of Trust nor any policy statement formally adopted by the Board limits either the total amount of indebtedness or the specified percentage of indebtedness (based upon the total market capitalization of the Company) which may be incurred. Accordingly, the Company could become more highly leveraged, resulting in increased risk of default on obligations of the Company and in an increase in debt service requirements which could adversely affect the financial condition and results of operations of the Company and the Company's ability to pay distributions. The Credit Facility (as defined below) limits the amount of indebtedness the Company may incur to 60% of the Company's total market capitalization.

     Possible Inability to Refinance Balloon Payments on Mortgage Debt. A significant number of the Company's Properties are subject to mortgages with balloon payments. Balloon payments, relating to three Properties, of approximately $10.0 million and $5.6 million are due in 1998 and 1999, respectively. The Company's secured revolving credit facility with Fleet National Bank (the "Credit Facility") matures in 1999. Also, on May 19, 1995, the Company, through its wholly owned subsidiary, LXP Funding Corp., completed a $70 million secured debt offering, secured by fifteen of the Company's Properties, by issuing commercial mortgage pass-through certificates, which mature in 2005. See Note 5 of the Company's Consolidated Financial Statements included in the Company's 1997 Annual Report on Form 10-K. The ability of the Company to make such balloon payments will depend upon its ability either to refinance the mortgage related thereto or to sell the related property. The ability of the Company to accomplish such goals will be affected by various factors existing at the relevant time, such as the state of the national and regional economies, local real estate conditions, available mortgage rates, the Company's equity in the mortgaged properties, the financial condition of the Company, the operating history of the mortgaged properties, and tax laws.

     Uncertainties Relating to Lease Renewals and Re-letting of Space. The Company will be subject to the risks that, upon expiration of leases for space located in the Company's Properties, the premises may not be re-let or the terms of re-letting (including the cost of concessions to tenants) may be less favorable than current lease terms. If the Company were unable to re-let promptly all or a substantial portion of its commercial units or if the rental rates upon such re-letting were significantly lower than expected rates, the Company's net income and ability to make expected distributions to shareholders would be adversely affected. There can be no assurance that the Company will be able to retain tenants in any of the Company's Properties upon the expiration of their leases.

     Defaults on Cross-Collateralized Properties. Although the Company does not generally cross-collateralize any of its properties, management may determine to do so from time to time. As of the date of this Prospectus, two of the Company's Properties in Florida were cross-collateralized and fifteen of the Company's Properties were the subject of a segregated pool of assets with respect to which commercial mortgage pass-through certificates (as discussed above) were issued. To the extent that any of the Company's Properties are cross-collateralized, any default by the Company under the mortgage relating to one such Property will result in a default under the financing arrangements relating to any other Property which also provides security for such mortgage.

     Possible Liability Relating to Environmental Matters. Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property, as well as certain other potential costs relating to hazardous or toxic substances (including government fines and penalties and damages for injuries to persons and adjacent property). Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances. Such liability may be imposed on the owner in connection with the activities of an operator of, or tenant at, the property. The cost of any required remediation, removal, fines or personal or property damages and the owner's liability therefor could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remove such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral, which, in turn, would reduce the Company's revenues and ability to make distributions. A property can also be adversely affected either through physical contamination or by virtue of an adverse effect upon value attributable to the migration of hazardous or toxic substances, or other contaminants that have or may have emanated from other properties. Although the Company's tenants are primarily responsible for any environmental damages and claims related to the leased premises, in the event of the bankruptcy or inability of the tenant of such premises to satisfy any obligations with respect thereto, the Company may be required to satisfy such obligations. In addition, under certain environmental laws, the Company, as the owner of such properties, may be held directly liable for any such damages or claims irrespective of the provisions of any lease.

     From time to time, in connection with the conduct of the Company's business, and prior to the acquisition of any property from a third party or as required by the Company's financing sources, the Company authorizes the preparation of Phase I environmental reports and, when necessary, Phase II environmental reports, with respect to its Properties. Based upon such environmental reports and management s ongoing review of its Properties, as of the date of this Prospectus, management was not aware of any environmental condition with respect to any of the Company's Properties which management believed would be reasonably likely to have a material adverse effect on the Company. There can be no assurance, however, that (i) the discovery of environmental conditions, the existence or severity of which were previously unknown, (ii) changes in law, (iii) the conduct of tenants, or (iv) activities relating to properties in the vicinity of the Company's Properties will not expose the Company to material liability in the future. Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of the Company's tenants, which could adversely affect the Company's financial condition or results of operations.

     Risks Relating to Acquisitions. A significant element of the Company's business strategy is the enhancement of its portfolio through acquisitions of additional properties. The consummation of any future acquisition will be subject to satisfactory completion of the Company's extensive valuation analysis and due diligence review and to the negotiation of definitive documentation. There can be no assurance that the Company will be able to identify and acquire additional properties or that it will be able to finance acquisitions in the future. In addition, there can be no assurance that any such acquisition, if consummated, will be profitable for the Company. If the Company is unable to consummate the acquisition of additional properties in the future, there can be no assurance that the Company will be able to increase the cash available for distribution to shareholders.

     Concentration of Ownership by Certain Investors. In three separate closings in 1997, the Company sold 2,000,000 Class A Senior Cumulative Convertible Preferred Shares of Beneficial Interest in the Company (the "Convertible Preferred Shares") to Five Arrows Realty, L.L.C. ("Five Arrows"). The Convertible Preferred Shares are convertible to Common Shares on a one-to-one basis at $12.50 per share. In March 1997, the Company sold to an institutional investor in a private placement 8% Exchangeable Redeemable Secured Notes (the "Exchangeable Notes") in the aggregate principal amount of $25 million. The Exchangeable Notes are exchangeable at $13 per share for the Company's Common Shares beginning in the year 2000, subject to adjustment. Significant concentrations of ownership by certain investors may allow such investors to exert a greater influence over the management and affairs of the Company.

     Uninsured Loss. The Company carries comprehensive liability, fire, extended coverage and carries rent loss insurance on most of its Properties, with policy specifications and insured limits customarily carried for similar properties. However, with respect to certain of the Properties where the leases do not provide for abatement of rent under any circumstances, the Company generally does not maintain rent loss insurance. In addition, there are certain types of losses (such as due to wars or acts of God) that generally are not insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose capital invested in a Property, as well as the anticipated future revenues from a Property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the Property. Any such loss would adversely affect the financial condition of the Company. Management believes that the Company's Properties are adequately insured in accordance with industry standards.

     Adverse Effects of Changes in Market Interest Rates. The trading prices of equity securities issued by REITs have historically been affected by changes in broader market interest rates, with increases in interest rates resulting in decreases in trading prices, and decreases in interest rates resulting in increases in such trading prices. An increase in market interest rates could therefore adversely affect the trading prices of any equity Securities issued by the Company.

     Competition. The real estate industry is highly competitive. The Company's principal competitors include national REITs, many of which are substantially larger and have substantially greater financial resources than the Company.

     Failure to Qualify as a REIT. Management believes that the Company has met the requirements for qualification as a REIT for federal income tax purposes beginning with its taxable year ended December 31, 1993 and intends to continue to meet such requirements in the future. However, qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the "Code"), for which there are only limited judicial or administrative interpretations. No assurance can be given that the Company has qualified or will remain qualified as a REIT. The Code provisions and income tax regulations applicable to REITs are more complex than those applicable to corporations. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the requirements for qualification as a REIT or the federal income tax consequences of such qualification. If the Company does not qualify as a REIT, the Company would not be allowed a deduction for distributions to shareholders in computing its income subject to tax at the regular corporate rates. The Company also could be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Cash available for distribution to the Company's shareholders would be significantly reduced for each year in which the Company does not qualify as a REIT. Although the Company currently intends to continue to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company, without the consent of the shareholders, to revoke the REIT election or to otherwise take action that would result in disqualification.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of Securities for general corporate purposes, which may include the acquisition of additional properties, the repayment of outstanding indebtedness or the improvement of certain properties already in the Company's portfolio.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Company's ratio of earnings to fixed charges for each of the years ended 1997, 1996, 1995, 1994 and 1993 was 1.49, 1.41, 1.78, 1.48, and 1.40,
respectively. The ratios of earnings to fixed charges were computed by dividing earnings by charges. For this purpose, earnings consist of pre-tax income from continued operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense and the amortization of debt issuance costs.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The Debt Securities will be direct obligations of the Company, which may be secured or unsecured and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Debt Securities will be issued under one or more indentures in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Form of Indenture"). As provided in the Form of Indenture, the specific terms of any Debt Security issued pursuant to an indenture will be set forth in one or more Supplemental Indentures, each dated as of a date of or prior to the issuance of the Debt Securities to which it relates (the "Supplemental Indentures" and each a "Supplemental Indenture"). Senior Securities and Subordinated Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee (an "Indenture Trustee"), which may be the same Indenture Trustee, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

TERMS

     The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company as described under "-- Subordination." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable federal income tax considerations unique to such Debt Securities. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

     Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established from time to time by the Company or as set forth in the applicable Indenture or in one or more Supplemental Indentures. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

     The Form of Indenture provides that the Company may, but need not, designate more than one Indenture Trustee thereunder, each with respect to one or more series of Debt Securities. Any Indenture Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Indenture Trustee may be appointed to act with respect to such series. If two or more persons are acting as Indenture Trustee with respect to different series of Debt Securities, each such Indenture Trustee shall be an Indenture Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Indenture Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Indenture Trustee may be taken by each such Indenture Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Indenture Trustee under the applicable Indenture.

     The following Summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

          (1) The title of such Debt Securities and whether such Debt Securities are secured or unsecured or Senior Securities or Subordinated Securities;

          (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

          (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

          (4) If convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares receivable on conversion;

          (5) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

          (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

          (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (8) The place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company with respect to such Debt Securities and the applicable Indenture may be served;

          (9) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

          (10) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (11) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

          (13) Whether such Debt Securities will be issued in certificated or book-entry form and, if so, the identity of the depository for such Debt Securities;

          (14) Whether such Debt Securities will be in registered or bearer form or both and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

          (15) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

          (16) Whether and under what circumstances the Company will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

          (17) Any deletions from, modifications of or additions to the events of default or covenants of the Company, to the extent different from those described herein or set forth in the applicable Indenture with respect to such Debt Securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any of such Debt Securities due and payable;

          (18) The provisions, if any, relating to the security provided for such Debt Securities; and

          (19) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

     If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as may be set forth in any Prospectus Supplement, neither the Debt Securities nor the Indenture will contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control, regardless of whether such indebtedness, transaction or change of control is initiated or supported by the Company, any affiliate of the Company or any other party. However, certain restrictions on ownership and transfers of the Common Shares and Preferred Shares are designed to preserve the Company's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Restrictions on Transfers of Capital Shares and Anti-Takeover Provisions." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Indenture Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Indenture Trustee or at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Indenture Trustee or at the office of any transfer agent designated by the Company for such purpose. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Indenture Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Indenture Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Company nor any Indenture Trustee shall be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) to issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indentures will provide that the Company may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, is organized under the laws of any domestic jurisdiction and assumes the Company's obligations to pay principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Indenture Trustee.

CERTAIN COVENANTS

     Existence. Except as permitted under "-- Merger, Consolidation or Sale of Assets," the Indentures will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by declaration of trust, by-laws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if its Board of Trustees determines that the preservation thereof is no longer desirable in the conduct of its business by appropriate proceedings.

     Maintenance of Properties. The Indentures will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

     Insurance. The Indentures will require the Company to cause each of its and its subsidiaries' insurable properties to be insured against loss or damage with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service, in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

     Payment of Taxes and Other Claims. The Indentures will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Company or any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

     Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Indentures will require the Company, within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, (i) to transmit by mail to all holders of Debt Securities, as their names and addresses appear in the applicable register for such Debt Securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections,
(ii) to file with the applicable Indenture Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (iii) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

     Additional Covenants. Any additional covenants of the Company with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder (i) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000 or under any mortgage, indenture or instrument under which there may be issuedor by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any its subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000, whether such indebtedness exists on the date of such Indenture or shall thereafter be created, with such obligations being accelerated and not rescinded or annulled;
(vi) certain events of bankruptcy, insolvency or reorganiza-tion, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary of the Company; and (vii) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

     If an event of default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Indenture Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Indenture Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Indenture Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Company shall have deposited with the applicable Indenture Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities than outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Indenture Trustee and (ii) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default
(x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The Indentures will require each Indenture Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Indenture Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect to any Debt Security of such series) if specified responsible officers of such Indenture Trustee consider such withholding to be in the interest of such holders.

     The Indentures will provide that no holder of Debt Securities of any series may institute any proceeding, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Indenture Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

     The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, an Indenture Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Indenture Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Indenture Trustee, or of exercising any trust or power conferred upon such Indenture Trustee. However, an Indenture Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Indenture Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Indenture Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

     Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the applicable Indenture.

     Modifications and amendments of an Indenture will be permitted to be made by the Company and the respective Indenture Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities;
(iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form; provided that such action shall not adversely affect the interest of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture; provided that any such change or elimination shall be effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Shares or Preferred Shares; (viii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under an Indenture by more than one Indenture Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture; provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities; provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series.

     The Indentures will provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof (ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Securities of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or an affiliate of the Company or of such other obligor shall be disregarded.

     The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series issued thereunder. A meeting may be called at any time by the applicable Indenture Trustee, and also, upon request by the Company or the holder of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series; (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

SUBORDINATION

     Unless otherwise provided in the applicable Prospectus Supplement, Subordinated Securities will be subject to the following subordination provisions.

     Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Company to make payments of the principal of and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. The Subordinated Indenture will not restrict the amount of Senior Indebtedness or other indebtedness of the Company and its subsidiaries. As a result of these subordination provisions in the event of a distribution of assets upon insolvency, holders of Subordinated Indebtedness may recover less, ratably, than senior creditors of the Company.

     Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Company in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed: (i) indebtedness of the Company for money borrowed or represented by purchase-money obligations, (ii) indebtedness of the Company evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (iii) obligations of the Company as lessee under leases of property either made as part of any sale and leaseback transaction to which the Company is a part or otherwise, (iv) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Company, (v) indebtedness obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire, and (vi) any binding commitment of the real estate investment, in each case other than (a) any such indebtedness, obligation or liability referred to in clauses (i) through (vi) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities, (b) any such indebtedness obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (c) the Subordinated Securities. There will not be any restriction in any Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

     If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Indenture Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Indenture Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities with respect to principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     The Indentures will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust and, with respect to Subordinated Debt Securities which are convertible or exchangeable, the right to convert or exchange) with respect to such Debt Securities ("defeasance") or (ii) to be released from its obligations with respect to such Debt Securities under the applicable Indenture ( being the restrictions described under '-- Certain Covenants") or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Indenture Trustee, in trust, of an amount in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Indenture Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

     "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (c) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     If the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under "-Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "-Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Indenture Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Shares or Preferred Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Shares or Preferred Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

PAYMENT

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Indenture Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     All moneys paid by the Company to a paying agent or an Indenture Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of one year after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                        DESCRIPTION OF PREFERRED SHARES

     The description of the Company's preferred shares, par value $.0001 per share ("Preferred Shares"), set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Declaration of Trust and Bylaws (the "Bylaws").

GENERAL

     Under the Declaration of Trust, the Company has authority to issue 10,000,000 Preferred Shares from time to time, in one or more series, as authorized by the Board of Trustees of the Company. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland law of Corporations and Associations and the Declaration of Trust to fix for each series, subject to the provisions of the Declaration of Trust regarding excess shares of beneficial interest, $.0001 par value per share ("Excess Shares"), the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Preferred Shares will, when issued against payment therefor, be fully paid and nonassessable and will not be subject to preemptive rights. The Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Common Shares might believe to be in their best interests or in which holders of some, or a majority, of the Common Shares might receive a premium for their shares over the then market price of such Common Shares.

TERMS

     The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Declaration of Trust and Bylaws and any applicable amendment to the Declaration of Trust designating terms of a series of Preferred Shares (a "Designating Amendment").

     Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

          (1) The title and stated value of such Preferred Shares;

          (2) The number of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

          (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

          (4) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

          (5) The provision for a sinking fund, if any, for such Preferred
     Shares;

          (6) The provision for redemption, if applicable, of such Preferred Shares;

          (7) Any listing of such Preferred Shares on any securities exchange;

          (8) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares, including the conversion price (or manner of calculation thereof);

          (9) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

          (10) A discussion of federal income tax considerations applicable to such Preferred Shares;

          (11) The relative ranking and preference of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of the Company;

          (12) Any limitations on issuance of an series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of the Company; and

          (13) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

RANK

     Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Company, rank (i) senior to all classes or series of Common Shares of the Company, and to all equity securities ranking junior to such Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Company, (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Company. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

     Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trustees of the Company.

     Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If Preferred Shares of any series are outstanding, no dividends will be declared or paid or set apart for payment on any capital shares of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares does not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum or money in lieu of interest, shall be payable in respect or any dividend payment or payments on Preferred Shares of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other capital shares in the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Shares, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

     Any dividend payment made on shares of a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

     If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of the Company, the terms of such Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable capital shares of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if a series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of all such series of Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and
(ii) if a series of Preferred Shares does not have a cumulative dividend, full dividends on all Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (a) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (b) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

     If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by an other equitable manner determined by the Company.

     Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of capital shares of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding-up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding-up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

VOTING RIGHTS

     Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of a percentage to be specified in the applicable Prospectus Supplement of the shares of such series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of any class or series of capital shares ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized capital shares of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or the Designating Amendment for such series of Preferred Shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares, and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Shares of the Company. Therefore, the Designating Amendment for each series of Preferred Shares may contain provisions restricting the ownership and transfer of the Preferred Shares. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Shares. See "Restrictions on Transfers of Capital Shares and Anti-Takeover Provisions."

TRANSFER AGENT

     The transfer agent and registrar for the Preferred Shares will be set forth in the applicable Prospectus Supplement.

TERMS OF CLASS A SENIOR CUMULATIVE CONVERTIBLE PREFERRED SHARES

     In December 1996, the Company entered into an agreement with Five Arrow Realty Securities L.L.C. ("Five Arrows") providing for the sale of up to 2,000,000 of the Company's Class A Senior Cumulative Convertible Preferred Shares ("Convertible Preferred Shares"). Under the terms of the agreement, the Company sold all 2,000,000 Convertible Preferred Shares to Five Arrows at three closings during 1997 for an aggregate price of $25 million. The Convertible Preferred Shares, which are convertible into Common Shares on a one-for-one basis at $12.50 per share, subject to adjustment, are entitled to quarterly distributions equal to the greater of $.295 per share or the product of 1.05 and the per share quarterly distribution on Common Shares. The Convertible Preferred Shares may be redeemed by the Company after five years at a 6% premium over the liquidation preference of $12.50 per share (plus accrued and unpaid dividends), with such premium declining to zero on or after December 31, 2011. In certain instances, including a change of control of the Company (as defined in the agreement with Five Arrows), a holder of Convertible Preferred Shares may require the Company to redeem its shares at a price equal to $13.75 per share plus any accrued dividends. Each Convertible Preferred Share is entitled to one vote per share and holders thereof are entitled to vote on all matters submitted to a vote of holders of outstanding Common Shares. In connection with such sale, the Company has entered into certain related agreements with Five Arrows, providing, among other things for certain demand and piggyback registration rights with respect to such shares and the right to designate a member or members of the Board of Trustees of the Company. Five Arrows designee, John D. McGurk, is currently serving as a member of the Board of Trustees of the Company.

                          DESCRIPTION OF COMMON SHARES

     The description of the Company's Common Shares of beneficial interest, par value $.0001 per share ("Common Shares"), set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Declaration of Trust and Bylaws.

GENERAL

     Under the Declaration of Trust, the Company has authority to issue 40,000,000 Common Shares, par value $.0001 per share. Under Maryland law, shareholders generally are not responsible for a corporation's debts or obligations.

TERMS

     Subject to the preferential rights of any other shares or series of equity securities and to the provisions of the Declaration of Trust regarding Excess Shares, holders of Common Shares are entitled to receive dividends on Common Shares if, as and when authorized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company and the amount to which holders of any class of shares classified or reclassified or having a preference on distributions in liquidation, dissolution or winding-up of the Company have a right.

     Subject to the provisions of the Declaration of Trust regarding Excess Shares, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees and, except as otherwise required by law or except as provided with respect to any other class or series of shares, the holders of Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election, and the holders of the remaining Common Shares will not be able to elect any Trustees.

     Holders of Common Shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

     The Company furnishes its shareholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

     Subject to the provisions of the Declaration of Trust regarding Excess Shares, all Common Shares will have equal dividend, distribution, liquidation and other rights and will have no preference, appraisal or exchange rights.

     Pursuant to the Maryland Law of Corporations and Associations, a real estate investment trust generally cannot amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the declaration of trust. However, the Company's Declaration of Trust provides that such actions, with the exception of certain amendments to the Declaration of Trust for which a higher vote requirement has been set, shall be valid and effective if authorized by holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities. See "Restrictions on Transfers of Capital Shares and Anti-Takeover Provisions."

TRANSFER AGENT

     The transfer agent and registrar for the Common Shares is ChemicalMellon Shareholder Services LLC.

                  RESTRICTIONS ON TRANSFERS OF CAPITAL SHARES
                          AND ANTI-TAKEOVER PROVISIONS

RESTRICTIONS RELATING TO REIT STATUS

     For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year). To assist the Company in continuing to remain a qualified REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the Company's equity shares, defined as Common Shares or Preferred Shares. The Board of Trustees may waive the Ownership Limit if evidence satisfactory to the Board of Trustees and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's status as a REIT. Any transfer of equity shares or any security convertible into equity shares that would create a direct or indirect ownership of equity shares in excess of the Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the equity shares being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the equity shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     Equity shares owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit, will automatically be exchanged for Excess Shares that will be transferred, by operation of law, to the Company as trustee of a trust for the exclusive benefit of the transferees to whom such capital shares may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, they will not be entitled to vote, they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote and, except upon liquidation, they will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid to a proposed transferee of Excess Shares prior to the discovery by the Company that equity shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid to the Company upon demand. The Excess Shares are not treasury shares, but rather constitute a separate class of issued and outstanding shares of the Company. The original transferee-shareholder may, at any time the Excess Shares are held by the Company in trust, transfer the interest in the trust representing the Excess Shares to any individual whose ownership of the equity shares exchanged into such Excess Shares would be permitted under the Declaration of Trust, at a price not in excess of the price paid by the original transferee-shareholder for the equity shares that were exchanged into Excess Shares, or, if the transferee-shareholder did not give value for such shares, a price not in excess of the market price (as determined in the manner set forth in the Declaration of Trust) on the date of the purported transfer. Immediately upon the transfer to the permitted transferee, the Excess Shares will automatically be exchanged for equity shares of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Shares and to hold the Excess Shares on behalf of the Company.

     In addition to the foregoing transfer restrictions, the Company will have the right, for a period of 90 days during the time any Excess Shares are held by the Company in trust, to purchase all or any portion of the Excess Shares from the original transferee-shareholder for the lesser of the price paid for the equity shares by the original transferee-shareholder or the market price (as determined in the manner set forth in the Declaration of Trust) of the equity shares on the date the Company exercises its option to purchase. The 90-day period begins on the date on which the Company receives written notice of the transfer or other event resulting in the exchange of equity shares for Excess Shares.

     Each shareholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of beneficial interests as the Board of Trustees deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     This ownership limitation may have the effect of precluding acquisition of control of the Company unless the Board of Trustees determines that maintenance of REIT status is no longer in the best interests of the Company.

  Authorized Capital

     The Company has an aggregate of 40,000,000 authorized Common Shares, 40,000,000 Excess Shares, 2,000,000 of which have been designated Excess Class A Preferred Shares, par value $.0001 per share and 10,000,000 undesignated Preferred Shares available for issuance in its Declaration of Trust, 2,000,000 of which have been designated Class A Senior Cumulative Convertible Preferred Shares, $.0001 par value per share. Such shares (other than reserved shares) may be issued from time to time by the Company in the discretion of the Board of Trustees to raise additional capital, acquire assets, including additional real properties, redeem or retire debt or for any other business purpose. In addition, the undesignated Preferred Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights including, without limitation, preferential dividend or voting rights, and rights upon liquidation, as shall be fixed by the Board of Trustees. Also, the Board of Trustees is authorized to classify and reclassify any unissued capital shares by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares. Such authority includes, without limitation, subject to the provisions of the Declaration of Trust, authority to classify or reclassify any such unissued shares into a class or classes of preferred shares, preference shares, special shares or other shares, and to divide and reclassify shares of any class into one or more series of such class. In certain circumstances, the issuance of Preferred Shares, or the exercise by the Board of Trustees of such rights to classify or reclassify shares, could have the effect of deterring individuals or entities from making tender offers for the Common Shares or seeking to change incumbent management.

  Maryland Corporations and Associations Law

     The Law of Corporations and Associations of the State of Maryland includes certain other provisions which may also discourage a change in control of management of the Company. Maryland law provides that a Maryland real estate investment trust may not engage in any "business combination" with any "interested stockholder." An "interested stockholder" is defined, in essence, as any person owning beneficially, directly or indirectly, 10% or more of the outstanding voting shares of a Maryland real estate investment trust. Unless an exemption applies, the Company may not engage in any business combination with an interested stockholder for a period of five years after the interested stockholder became an interested stockholder, and thereafter may not engage in a business combination unless it is recommended by the Board of Trustees and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by the holders of all outstanding voting shares of the Company, and (ii)
66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting shares other than voting shares held by the interested stockholder. The voting requirements do not apply at any time to business combinations with an interested stockholder or its affiliates if approved by the Board of Trustees prior to the time the interested stockholder first became an interested stockholder. Additionally, if the business combination involves the receipt of consideration by the shareholders in exchange for the Company's shares, the voting requirements do not apply if certain "fair price" conditions are met.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion summarizes the material federal income tax considerations to a prospective holder of Common Shares. The following discussion is for general information purposes only, is not exhaustive of all possible tax considerations and is not intended to be and should not be construed as tax advice. For example, this summary does not give a detailed discussion of any state, local or foreign tax considerations. In addition, this discussion is intended to address only those federal income tax considerations that are generally applicable for all security holders in the Company. It does not discuss all of the aspects of federal income taxation that may be relevant to a prospective security holder in light of his or her particular circumstances or to certain types of security holders who are subject to special treatment under the federal income tax laws including, without limitation, insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States. If the Company offers one or more series of Preferred Shares or Debt Securities, then there may be tax consequences for the holders of such Securities not discussed herein. For a discussion of any such additional consequences, see the applicable Prospectus Supplement.

     The information in this section is based on the Code (including the provisions of the Taxpayer Relief Act of 1997 (the "1997 Act"), several of which are described herein), current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. The Company has not received any rulings from the IRS concerning the tax treatment of the Company. Thus no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

     EACH PROSPECTIVE PURCHASER OF THE SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES OF AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     General. The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code effective for its taxable year ended December 31, 1993. The Company believes that it was organized, and has operated, in such a manner so as to qualify for taxation as a REIT under the Code and intends to conduct its operations so as to continue to qualify for taxation as a REIT. No assurance, however, can be given that the Company has operated in a manner so as to qualify or will be able to operate in such a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, the required distribution levels, diversity of share ownership and the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Counsel. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in circumstances of the Company, no assurance can be given that the actual results of the Company's operations for any one taxable year have satisfied or will continue to satisfy such requirements.

     The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax as follows: first, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of the acquisition by the Company over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Internal Revenue Service regulations that have not yet been promulgated).

     Requirements for Qualification. A REIT is a corporation, trust or association (i) which is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities), and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions
(i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Company expects to meet the ownership test immediately after the transaction contemplated herein. The Company may redeem, at its option, a sufficient number of shares or restrict the transfer thereof to bring or maintain the ownership of the shares in conformity with the requirements of the Code. In addition, the Company's Declaration of Trust includes restrictions regarding the transfer of its stock that are intended to assist the Company in continuing to satisfy requirements (v) and (vi). Moreover, for the Company's taxable years commencing on or after January 1, 1998, if the Company complies with regulatory rules pursuant to which it is required to send annual letters to holders of its capital stock requesting information regarding the actual ownership of its capital stock, and the Company does not know, or exercising reasonable diligence would not have known, whether it failed to meet requirement (vi) above, the Company will be treated as having met the requirement. See "Description of Common Shares," "Description of Preferred Shares" and "Restrictions on Transfers of Capital Shares and Anti-Takeover Provisions."

     In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and items of gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and assets (as discussed below). Thus, the Company's proportionate share of the assets, liabilities, and items of gross income of the partnerships in which the Company owns an interest are treated as assets, liabilities and items of the Company for purposes of applying the requirements described herein.

     Income Tests. In order to maintain qualification as a REIT, the Company annually must satisfy certain gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of qualified temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities. For its tax years ending on or before December 31, 1997, the Company was subject to a third gross income test which required that short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must have represented less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property (subject to a de minimis exception applicable to the Company's tax years commencing on and after January 1, 1998 as described below) or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property ("Permissible Services").

     For the Company's taxable years commencing on or after January 1, 1998, rents received generally will qualify as rents from real property notwithstanding the fact that the Company provides services that are not Permissible Services so long as the amount received for such services meets a de minimis standard. The amount received for "impermissible services" with respect to a property (or, if services are available only to certain tenants, possibly with respect to such tenants) cannot exceed one percent of all amounts received, directly or indirectly, by the Company with respect to such property (or, if services are available only to certain tenants, possibly with respect to such tenants). The amount that the Company will be deemed to have received for performing "impermissible services" will be the greater of the actual amounts so received or 150% of the direct cost to the Company of providing those services.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if such failure was due to reasonable cause and not willful neglect, it disclosed the nature and amounts of its items of gross income in a schedule attached to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. A 100% penalty tax would be imposed on the amount by which the Company failed the 75% or 95% test (whichever amount is greater), less an amount which generally reflects expenses attributable to earning the nonqualified income. No analogous relief is available for failure to satisfy the 30% income test.

     Subject to certain safe harbor exceptions, any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction.

     Asset Tests. The Company must also satisfy three tests relating to the nature of its assets every quarter. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Company owns an interest or held by "qualified REIT subsidiaries" (as defined in the Code) of the Company and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of an offering of equity securities or a long-term (at least five years) debt offering of the Company, cash, cash items and government securities). Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities. The Company expects that substantially all of its assets will consist of (i) real properties, (ii) stock or debt investments that earn qualified temporary investment income, (iii) other qualified real estate assets, and (iv) cash, cash items and government securities. The Company may also invest in securities of other entities, provided that such investments will not prevent the Company from satisfying the asset and income tests for REIT qualification set forth above.

     If the Company inadvertently fails one or more of the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status, provided that (i) it satisfied all of the asset tests at the close of a preceding calendar quarter, and (ii) the discrepancy between the values of the Company's assets and the standards imposed by the asset test either did not exist immediately after the acquisition of any particular acquisition or was not wholly partly caused by such an acquisition. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company could still avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     Annual Distribution Requirement. With respect to each taxable year, the Company must distribute to its shareholders dividends (other than capital gain dividends) in an amount at least equal to the sum of (a) 95% of its "REIT Taxable income" (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and (b) 95% of any after-tax net income from foreclosure property, minus the sum of certain items of "excess noncash income." REIT Taxable Income is generally computed in the same manner as taxable income of ordinary corporations, with several adjustments, such as a deduction allowed for dividends paid, but not for dividends received. "Excess noncash income" is the amount, if any, by which the sum of certain items of noncash income exceeds 5% of REIT Taxable Income for the taxable year (determined without regard to the deduction for dividends paid and by excluding any net capital gain). With respect to the Company's taxable years commencing prior to January 1, 1998, these items of noncash income for which relief from the distribution requirement is provided are (i) the excess of amounts includible in gross income due to the operation of Section 467 of the Code (relating to deferred rental agreements) over the amounts that would have been includible without regard to such provision, (ii) income from certain like-kind exchanges not eligible for tax-free treatment, and (iii) the amounts includible on gross income with respect to the amount that original issue discount on purchase money debt obligations (but not other kinds of original issue discount or market discount) exceed the amount of money and fair market value of other property received during the taxable year under such instruments. With respect to the Company's tax years commencing on and after January 1, 1998, "excess noncash income" described in clause (iii) above applies equally to REITs that use the accrual method of accounting for United States federal income tax purposes.

     The Company will be subject to tax on amounts not distributed at regular United States federal corporate income tax rates. With respect to its taxable years beginning on and after January 1, 1998, the Company may elect to retain rather than distribute, net long-term capital gain, and be subject to regular United States federal income tax thereon. For the consequences of such an election to the REIT's shareholders, see "Taxation of Taxable Shareholders." In addition, a nondeductible 4% excise tax is imposed on the excess of (i) 85% of the Company's ordinary income for the year plus 95% of capital gain net income for the year and the undistributed portion of the required distribution for the prior year over (ii) the actual distribution to shareholders during the year (if any). Net operating losses generated by the Company may be carried forward but not carried back and used by the Company for 15 years (or 20 years in the case of net operating losses generated in the Company's tax years commencing on or after January 1, 1998) to reduce REIT Taxable Income and the amount that the Company will be required to distribute in order to remain qualified as a REIT. Net capital losses of the Company may be carried forward for five years (but not carried back) and used to reduce capital gains.

     In general, a distribution must be made during the taxable year to which it relates to satisfy the distribution test and to be deducted in computing REIT Taxable Income. However, the Company may elect to treat a dividend declared and paid after the end of the year (a "subsequent declared dividend") as paid during such year for purposes of complying with the distribution test and computing REIT Taxable Income, if the dividend is (i) declared before the regular or extended due date of the Company's tax return for such year and (ii) paid not later than the date of the first regular dividend payment made after the declaration (but in no case later than 12 months after the end of the year). For purposes of computing the 4% excise tax, a subsequent declared dividend is considered paid when actually distributed. Furthermore, any dividend that is declared by the Company in October, November of December of a calendar year, and payable to shareholders of record as of a specified date in such month of such year will be deemed to have been paid by the Company (and received by shareholders) on December 31 of such calendar year, but only if such dividend is actually paid by the Company in January of the following calendar year. For purposes of complying with the distribution test for a taxable year as a result of an adjustment in certain of its items of income, gain or deduction by the IRS, the Company may be permitted to remedy such failure by paying a "deficiency dividend" in a later year together with interest and a penalty. Such deficiency dividend may be included in the Company's deduction of dividends paid for the earlier year for purposes of satisfying the distribution test. For purposes of the 4% excise tax, the deficiency dividend is taken into account when paid, and any income giving rise to the deficiency adjustment is treated as arising when the deficiency dividend is paid.

     The Company believes that it has distributed and intends to continue to distribute to its shareholders an amount at least equal to 95% of the sum of (i) its REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gains) and (ii) any after-tax net income from foreclosure properties less any "excess noncash income," as those amounts are determined in good faith by the Company or its independent accountants. However, it is possible that timing differences between the accrual of income and its actual collection, and the need to make deductible expenditures (such as capital improvements or principal payments on debt) may cause the Company to recognize taxable income in excess of its net cash receipts, thus increasing the difficulty of compliance with the distribution requirement. In order to meet the 95% requirement, the Company might find it necessary to arrange for short-term, or possibly long-term, borrowings.

     Failure to Qualify. If the Company fails to qualify as a REIT for any taxable year, and if certain relief provisions of the Code do not apply, it would be subject to federal income tax (including applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would reduce the cash available for distribution by the Company to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income, to the extent of the Company's current and accumulated earnings and profits. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction.

     If the Company's failure to qualify as a REIT is not due to reasonable cause but results from willful neglect, the Company would not be permitted to elect REIT status for the four taxable years after the taxable year for which such disqualification is effective. In the event the Company were to fail to qualify as a REIT in one year and subsequently requalify in a later year, the Company might be required to recognize taxable income based on the net appreciation in value of its assets as a condition to requalification. In the alternative, the Company may be taxed on the net appreciation in value of its assets if it sells properties within ten years of the date the Company requalifies as a REIT under federal income tax laws.

TAXATION OF TAXABLE SHAREHOLDERS

     As used herein, the term "U.S. shareholder" means a holder of Common or Preferred Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     As long as the Company qualifies as a REIT, distributions made to the Company's U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and corporate shareholders will not be eligible for the dividends-received deductions as to such amounts. For purposes of computing the Company's earnings and profits, depreciation for depreciable real estate will be computed on a straight-line basis over a 40-year period. For purposes of determining whether distributions on the Common Shares are out of current or accumulated earnings and profits, the earnings and profits of the Company will be allocated first to the Preferred Shares and second to the Common Shares. There can be no assurance that the Company will have sufficient earnings and profits to cover distributions on any Preferred Shares.

     Distributions that are properly designated as capital gain dividends will be taxed as gains from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income pursuant to Section 291 of the Code. As described below, the Taxpayer Relief Act of 1997 (the "1997 Act") changed significantly the taxation of capital gains by taxpayers who are individuals, estates, or a trust. With respect to amounts designated as capital gain distributions, the IRS has released Notice 97-64 describing temporary regulations that will be issued to permit REITs to further designate such capital gain dividends as (i) a 20% rate gain distribution, (ii) an unrecaptured Section 1250 gain distribution (taxed at a rate of 25%), or
(iii) a 28% rate gain distribution. Capital gain distributions that are not specifically designated will be characterized as a 28% rate gain distribution. Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The Notice further provides that designations made by the REIT will be effective only to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares not be composed disproportionately of dividends of a particular type.

     Distributions in excess of current and accumulated earnings and profits will constitute a non-taxable return of capital to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares, and will result in a corresponding reduction in the shareholder's basis in the shares. Any reduction in a shareholder's tax basis for its shares will increase the amount of taxable gain or decrease the deductible loss that will be realized upon the eventual disposition of the shares. The Company will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, capital gain or a return of capital. Any portion of such distributions that exceed the adjusted basis of a U.S. shareholder's shares will be taxed as capital gain from the disposition of shares, provided that the shares are held as capital assets in the hands of the U.S. shareholder.

     Aside from the different income tax rates applicable to ordinary income and capital gain dividends, regular and capital gain dividends from the Company will be treated as dividend income for most other federal income tax purposes. In particular, such dividends will be treated as "portfolio" income for purposes of the passive activity loss limitation (including all individuals) and generally will not be able to offset any "passive losses" against such dividends. Dividends will be treated as investment income for purposes of the investment interest limitation contained in Section 63(d) of the Code, which limits the deductibility of interest expense incurred by noncorporate taxpayers with respect to indebtedness attributable to certain investment assets.

     In general, dividends paid by the Company will be taxable to shareholders in the year in which they are received, except in the case of dividends declared at the end of the year, but paid in the following January, as discussed above.

     In general, a domestic shareholder will realize capital gain or loss on the disposition of shares equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the shareholder's adjusted basis of such shares. With respect to dispositions occurring after July 28, 1997, in the case of a domestic shareholder who is an individual or an estate or trust, such gain or loss will be long-term capital gain or loss if such shares have been held for more than one year but not more than 18 months and long-term capital gain or loss subject to a 20% tax rate if such shares have been held for more than 18 months. In the case of a taxable U.S. shareholder that is a corporation, such gain or loss will be long-term capital gain or loss if such shares have been held for more than one year. Loss upon the sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distribution from the Company required to be treated by such shareholder as long-term capital gain.

     Pursuant to the 1997 Act, for the Company's taxable years commencing on or after January 1, 1998, the Company may elect to require the holders of shares to include the Company's undistributed net long-term capital gains in their income. If the Company makes such an election, the holders of shares will (i) include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) be deemed to have paid their proportionate share of the tax paid by the Company on such undistributed capital gains and thereby receive a credit or refund for such amount. A holder of shares will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. The earnings and profits of the Company will be adjusted appropriately. As described below in "-- Recent Legislation," with respect to such long-term capital gain of a taxable domestic shareholder that is an individual or an estate or a trust, the IRS has authority to issue regulations that could apply the special tax rate applicable to sales of depreciable real property by an individual or an estate or trust to the portion of the long-term capital gains of an individual or an estate or trust attributable to deductions for depreciation taken with respect to depreciable real property.

BACKUP WITHHOLDING

     The Company will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number and certifies as to no loss of exemption from backup withholding. Amounts withheld as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Company. See "-- Taxation of Non-U.S. Shareholders" below. Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Shareholders (persons other than (i) citizens or residents of the United States, (ii) corporations, partnerships or other entities created or organized under the laws of the United States or any political subdivision thereof, and (iii) estates or trusts the income of which is subject to United States federal income taxation regardless of its source) and Non-U.S. Shareholders should consult their tax advisors with respect to any such information and backup withholding requirements.

     The Treasury Department has recently finalized regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. These regulations generally are effective for payments made after December 31, 1998, subject to certain transition rules. Valid withholding certificates that are held on December 31, 1998, will remain valid until the earlier of December 31, 1999 or the date of expiration of the certificate under rules currently in effect (unless otherwise invalidated due to changes in the circumstances of the person whose name is on such certificate).

TAXATION OF NON-U.S. SHAREHOLDERS

     The following discussion is only a summary of the rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships or other foreign estates or trusts (collectively, "Non-U.S. Shareholders"). Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Certain tax treaties limit the extent to which dividends paid by a REIT can qualify for a reduction of the withholding tax on dividends. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares in the Company, as described below.

     For withholding tax purposes, the Company currently is required to treat all distributions as if made out of its current or accumulated earnings and profits and thus intends to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder. Under the final regulations (discussed above), generally effective for distributions on or after January 1, 1999, the Company would be required to withhold at the 30% rate on distributions it reasonably estimates to be in excess of the Company's current and accumulated earnings and profits. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, the Non-U.S. Shareholder may seek from the IRS a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company, and the amount withheld exceeded the Non-U.S. Shareholder's United States tax liability, if any.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, a Non-U.S. Shareholder is taxed as if such gain were effectively connected with a United States business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief. The Company is required by applicable regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend regardless of the amount actually designated as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Although the law is not entirely clear on the matter, it appears that amounts designated by the Company pursuant to the 1997 Act as undistributed capital gains in respect of shares would be treated with respect to Non-U.S. Shareholders in the manner outlined in the preceding paragraph for actual distributions by the Company of capital gain dividends. See "Taxation of Shareholders -- Taxation of Taxable Shareholders. "Under that approach, Non-U.S. Shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by the Company on such undistributed capital gains (and to receive from the IRS a refund to the extent their proportionate share of such tax paid by the Company were to exceed their actual United States federal income tax liability).

     Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during specified testing period less than 50% in value of the share was held directly or indirectly by foreign persons. It is anticipated that the Company will be a "domestically controlled REIT." Therefore, the sale of shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and such gain is attributable to an office or fixed place of business in the United States or such nonresident alien individual has a "tax home" in the United States and such gain is not attributable to an office or fixed place of business located outside the United States or, if such gain is attributable to an office or fixed place of business located outside the United States, it is not subject to foreign income tax equal to at least 10% of such gain. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax, special alternative minimum tax in the case of nonresident alien individuals and possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While investments in real estate may generate UBTI, the Service has issued a published ruling to the effect that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on the intention of the Company to invest its assets in a manner that will avoid the recognition of UBTI by the Company, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of shares in the Company with debt, a portion of its income from the Company, if any, will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemploy-ment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code
Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI.

     In addition, a pension trust that owns more than 10% of the Company is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage") in certain circumstances. The UBTI Percentage is the gross income derived from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's capital shares collectively own more than 50% of the value of the Company's capital shares.

     While an investment in the Company by an Exempt Organization generally is not expected to result in UBTI except in the circumstances described in the preceding paragraph, any gross UBTI that does arise from such an investment will be combined with all other gross UBTI of the Exempt Organization for a taxable year and reduced by all deductions attributable to the UBTI plus $1,000. Any amount then remaining will constitute UBTI on which the Exempt Organization will be subject to tax. If the gross income taken into account in computing UBTI exceeds $1,000, the Exempt Organization is obligated to file a tax return for such year on IRS Form 990-T. None of the Company, the Board of Trustees, or any of their Affiliates expects to undertake the preparation or filing of IRS Form 990-T for any Exempt Organization in connection with an investment by such Exempt Organization in the Common Shares. Generally, IRS Form 990-T must be filed with the Service by April 15 of the year following the year in which it relates.

RECENT LEGISLATION

     As described above, the 1997 Act contains certain changes to the REIT qualification requirements and to the taxation of REITs. The 1997 Act also contains certain changes to the taxation of capital gains of individuals, trusts and estates.

     Capital Gain Rates. Subject to certain exceptions, for individuals, trusts and estates, the maximum rate of tax on the net capital gain from a sale or exchange occurring after July 28, 1997 of a capital asset held for more than 18 months has been reduced from 28% to 20%. The maximum rate has been reduced to 18% for capital assets acquired after December 31, 2000 and held for more than five years. The maximum rate for capital assets held for more than one year but not more than 18 months remains at 28%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 18 months is 25% to the extent of the prior deductions for "unrecaptured Section 1250 gain" (i.e., depreciation deductions not otherwise recaptured as ordinary income under the existing depreciation recapture rules). Capital gain from the sale of depreciable real property held for more than 18 months allocated by the Company to a non-corporate shareholder will be subject to the 25% rate to the extent that the capital gain on the real property sold by the Company does not exceed prior depreciation deductions with respect to such property. The 1997 Act provides the IRS with authority to issue regulations that could, among other things, apply these rates on a look-through basis in the case of "pass-through" entities such as the Company. The taxation of capital gains of corporations was not changed by the 1997 Act.

     REIT Provisions. In addition to the provisions discussed above, the 1997 Act contains a number of technical provisions that either (i) reduce the risk that the Company will inadvertently cease to qualify as a REIT, or (ii) provide additional flexibility with which the Company can meet the REIT qualification requirements. These provisions are effective for the Company's taxable years commencing on or after January 1, 1998.

TAXATION OF REINVESTED DIVIDENDS

     Those holders of Common Shares who elect to participate in the Dividend Reinvestment Plan will be deemed to have received the gross amount of dividends distributed on their behalf by the Plan Agent as agent for the participants in such plan. Such deemed dividends will be treated as actual dividends to such shareholders by the Company and will retain their character and have the tax effects as described above. Participants that are subject to federal income tax will thus be taxed as if they received such dividends despite the fact that their distributions have been reinvested and, as a result, they will not receive any cash with which to pay the resulting tax liability.

OTHER TAX CONSIDERATIONS

     Entity Classification. A significant number of the Company's investments are held through partner-ships. If any such partnerships were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and might preclude the Company from qualifying as a REIT.

     Prior to January 1, 1997, an organization formed as a partnership or a limited liability company was treated as a partnership for federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management, (iii) limited liability, and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated and an entity formed as a partnership or as a limited liability company will be taxed as a partnership for federal income tax purposes, unless it specifically elects otherwise. The Regulations provide that the IRS will not challenge the classification of an existing partnership or limited liability company for tax periods prior to January 1, 1997 so long as
(1) the entity had a reasonable basis for its claimed classification, (2) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the IRS.

     The Company believes that each partnership in which it holds an interest (either directly or indirectly) is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation).

     Tax Allocations with Respect to the Properties. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as "Book-Tax Difference"). Special rules under 704(c) of the Code and the regulations thereunder tend to eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the partnership could cause the Company (i) to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to the Company if all properties were to have a tax basis equal to their fair market value at the time the properties were contributed to the partnership, and (ii) possibly to be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to the Company as a result of such sale.

                              PLAN OF DISTRIBUTION

     The Company may sell Securities through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the NYSE. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

     Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company in the ordinary course of business.

     In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated into this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants (incorporated by reference) and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters, including the validity of the Securities and certain tax matters, will be passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022. Seth M. Zachary, a partner of Paul, Hastings, Janofsky & Walker LLP, is presently serving as a member of the Board of Trustees of the Company and will continue to serve as a member of the Board of Trustees until the Company's 1998 Annual Meeting of Shareholders. In connection with certain matters related to the laws of the State of Maryland, Paul, Hastings, Janofsky & Walker LLP will rely on the opinion of Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201.

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     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
                            ------------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                            PAGE
                                            ----
About This Prospectus Supplement..........    i
Cautionary Statements Concerning Forward-
  Looking Information.....................    i
Prospectus Supplement Summary.............   S-1
The Offering..............................   S-2
Ratios of EBITDA and Earnings to Combined
  Fixed Charges and Preferred Share
  Dividends...............................   S-5
Risk Factors..............................   S-7
Use of Proceeds...........................  S-15
Description of Series B Preferred
  Shares..................................  S-16
Description of Common Shares..............  S-22
Restrictions on Transfers of Capital
  Shares and Anti-Takeover Provisions.....  S-22
Federal Income Tax Considerations.........  S-24
Underwriting..............................  S-35
Legal Matters.............................  S-37
Experts...................................  S-37
Available Information.....................  S-37
Incorporation of Information We File with
  the SEC.................................  S-38

                                   PROSPECTUS

                                            PAGE
                                            ----
Available Information.....................     2
Incorporation Of Certain Documents By
  Reference...............................     2
The Company...............................     3
Risk Factors..............................     4
Use Of Proceeds...........................     6
Ratio Of Earnings To Fixed Charges........     7
Description Of Debt Securities............     7
Description Of Preferred Shares...........    18
Description Of Common Shares..............    24
Restrictions On Transfers Of Capital
  Shares And Anti-Takeover Provisions.....    25
Federal Income Tax Considerations.........    27
Plan Of Distribution......................    37
Experts...................................    38
Legal Matters.............................    38

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                                2,000,000 SHARES

                           (LEXINGTON CORPORATE LOGO)
                      LEXINGTON CORPORATE PROPERTIES TRUST

                   % SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
                    LIQUIDATION PREFERENCE $25.00 PER SHARE
                     --------------------------------------
                             PROSPECTUS SUPPLEMENT
                     --------------------------------------
                                              , 2003

                            BEAR, STEARNS & CO. INC.
                            SOLE BOOKRUNNING MANAGER

                           A.G. EDWARDS & SONS, INC.
                                 RAYMOND JAMES
                            FRIEDMAN BILLINGS RAMSEY
                                  ADVEST, INC.
                              BB&T CAPITAL MARKETS
                              FERRIS, BAKER WATTS
                                  INCORPORATED

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